EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and between

THE PB FINANCIAL SERVICES CORPORATION

and

ALABAMA NATIONAL BANCORPORATION

Dated as of

May 24, 2006

TABLE OF CONTENTS

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER		1

1.1	MERGER	1
1.2	TIME AND PLACE OF CLOSING	1
1.3	EFFECTIVE TIME	2
1.4	SUPPORT AGREEMENTS	2

ARTICLE 2 EFFECT OF MERGER		2

2.1	CERTIFICATE OF INCORPORATION	2
2.2	BYLAWS	2
2.3	OFFICERS AND DIRECTORS	2

ARTICLE 3 CONVERSION OF CONSTITUENTS’ CAPITAL SHARES		2

3.1	MANNER OF CONVERTING SHARES	2
3.2	ANTI-DILUTION PROVISIONS	5
3.3	SHARES HELD BY PBF	5
3.4	DISSENTING STOCKHOLDERS	5
3.5	FRACTIONAL SHARES	5

ARTICLE 4 EXCHANGE OF SHARES		6

4.1	EXCHANGE PROCEDURES	6
4.2	RIGHTS OF FORMER PBF STOCKHOLDERS	6
4.3	IDENTITY OF RECIPIENT OF ANB COMMON STOCK	7
4.4	LOST OR STOLEN CERTIFICATES	7

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PBF		8

5.1	CORPORATE ORGANIZATION, STANDING AND POWER	8
5.2	AUTHORITY; NO BREACH BY AGREEMENT.	8
5.3	CAPITAL STOCK.	9
5.4	PBF SUBSIDIARIES.	9
5.5	FINANCIAL STATEMENTS	10
5.6	ABSENCE OF UNDISCLOSED LIABILITIES	11
5.7	ABSENCE OF CERTAIN CHANGES OR EVENTS	11
5.8	TAX MATTERS	12
5.9	LOAN PORTFOLIO; DOCUMENTATION AND REPORTS.	13
5.10	ASSETS; INSURANCE	14
5.11	ENVIRONMENTAL MATTERS.	15
5.12	COMPLIANCE WITH LAWS	16
5.13	LABOR RELATIONS; EMPLOYEES.	16
5.14	EMPLOYEE BENEFIT PLANS.	17
5.15	MATERIAL CONTRACTS	18
5.16	LEGAL PROCEEDINGS	19
5.17	REPORTS	19
5.18	STATEMENTS TRUE AND CORRECT	20
5.19	TAX AND REGULATORY MATTERS	20
5.20	OFFICES	20
5.21	DATA PROCESSING SYSTEMS	21
5.22	INTELLECTUAL PROPERTY	21
5.23	ADMINISTRATION OF TRUST ACCOUNTS	21
5.24	ADVISORY FEES	21
5.25	REGULATORY APPROVALS	21
5.26	OPINION OF COUNSEL	21
5.27	REPURCHASE AGREEMENTS; DERIVATIVES CONTRACTS	21

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5.28	ANTITAKEOVER PROVISIONS	22
5.29	TRANSACTIONS WITH MANAGEMENT	22
5.30	DEPOSITS	22
5.31	ACCOUNTING CONTROLS	22
5.32	DEPOSIT INSURANCE	22
5.33	REGISTRATION OBLIGATIONS	23

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF ANB		23

6.1	ORGANIZATION, STANDING AND POWER	23
6.2	AUTHORITY; NO BREACH BY AGREEMENT	23
6.3	CAPITAL STOCK	24
6.4	REPORTS AND FINANCIAL STATEMENTS	24
6.5	ABSENCE OF UNDISCLOSED LIABILITIES	25
6.6	ABSENCE OF CERTAIN CHANGES OR EVENTS	25
6.7	COMPLIANCE WITH LAWS	25
6.8	MATERIAL CONTRACTS	26
6.9	LEGAL PROCEEDINGS	26
6.10	STATEMENTS TRUE AND CORRECT	26
6.11	TAX AND REGULATORY MATTERS	26
6.12	1934 ACT COMPLIANCE	26
6.13	REGULATORY APPROVALS	27
6.14	OPINION OF COUNSEL	27

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION		27

7.1	COVENANTS OF BOTH PARTIES.	27
7.2	COVENANTS OF PBF	27
7.3	COVENANTS OF ANB	31
7.4	ADVERSE CHANGES IN CONDITION	31
7.5	REPORTS	31
7.6	ACQUISITION PROPOSALS.	31
7.7	NASDAQ QUALIFICATION	32

ARTICLE 8 ADDITIONAL AGREEMENTS		32

8.1	REGULATORY MATTERS.	32
8.2	ACCESS TO INFORMATION.	34
8.3	EFFORTS TO CONSUMMATE	35
8.4	PBF STOCKHOLDERS’ MEETING	35
8.5	CERTIFICATE OF OBJECTIONS	36
8.6	PUBLICITY	36
8.7	EXPENSES	36
8.8	FAILURE TO CLOSE.	36
8.9	FAIRNESS OPINION	36
8.10	TAX TREATMENT	37
8.11	AGREEMENT OF AFFILIATES	37
8.12	ENVIRONMENTAL AUDIT; TITLE POLICY; SURVEY.	37
8.13	COMPLIANCE MATTERS	38
8.14	CONFORMING ACCOUNTING AND RESERVE POLICIES	38
8.15	NOTICE OF DEADLINES	38
8.16	FIXED ASSET INVENTORY	38
8.17	DIRECTOR’S AND OFFICER’S INDEMNIFICATION	38
8.18	ASSUMPTION OF TRUST PREFERRED OBLIGATIONS	39
8.19	401(K) PLAN	40
8.20	EMPLOYMENT AGREEMENTS	40
8.21	SECTION 280G MATTERS	40

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ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		40

9.1	CONDITIONS TO OBLIGATIONS OF EACH PARTY	40
9.2	CONDITIONS TO OBLIGATIONS OF ANB	41
9.3	CONDITIONS TO OBLIGATIONS OF PBF	45

ARTICLE 10 TERMINATION		46

10.1	TERMINATION	46
10.2	EFFECT OF TERMINATION.	47
10.3	NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS	48

ARTICLE 11 MISCELLANEOUS		48

11.1	DEFINITIONS	48
11.2	ENTIRE AGREEMENT	57
11.3	AMENDMENTS	57
11.4	WAIVERS.	57
11.5	ASSIGNMENT	57
11.6	NOTICES	58
11.7	BROKERS AND FINDERS	58
11.8	GOVERNING LAW	59
11.9	COUNTERPARTS	59
11.10	CAPTIONS	59
11.11	ENFORCEMENT OF AGREEMENT	59
11.12	SEVERABILITY	59
11.13	CONSTRUCTION OF TERMS	59
11.14	SCHEDULES	60
11.15	EXHIBITS AND SCHEDULES	60
11.16	NO THIRD PARTY BENEFICIARIES	60

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 24, 2006, by and between THE PB FINANCIAL SERVICES CORPORATION (“PBF”), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Duluth, Georgia, and ALABAMA NATIONAL BANCORPORATION (“ANB”), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

Preamble

The Boards of Directors of PBF and ANB are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the merger (the “Merger”) of PBF with and into ANB. At the Effective Time of such Merger, the outstanding shares of the capital stock of PBF shall be converted into the right to receive shares of the common stock of ANB as provided for herein. As a result, stockholders of PBF shall become stockholders of ANB. The Merger is subject to the approvals of the stockholders of PBF, the Georgia Department of Banking and Finance and the Federal Reserve Board, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that, for federal income tax purposes, the merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, PBF shall be merged with and into ANB in accordance with the provisions of Section 252 of the DGCL and Section 14-2-1107 of the GBCC and with the effect provided in Sections 259 and 261 of the DGCL and the applicable provisions of the GBCC. ANB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the ANB Board and the PBF Board.

1.2 Time and Place of Closing. The place of Closing shall be at the offices of Maynard, Cooper & Gale, P.C., Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Closing will take place at 9:00 A.M. Central Standard Time on the last business day of the month in which the closing conditions set forth in Article 9 below have been satisfied (or waived pursuant to Section 11.4 of this Agreement); provided, however, that the closing will not occur prior to September 29, 2006, unless mutually agreed upon in writing by the chief executive officers of each Party.

1.3 Effective Time. The Merger and other transactions provided for in this Agreement shall become effective: (a) on the date and at the time that the later of the following shall occur: (i) the Certificate of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Delaware, and (ii) the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Georgia, or (b) on such date and at such time subsequent to the date and time established pursuant to subsection 1.3(a) above as may be specified by the Parties in the Certificate of Merger and Articles of Merger (provided that such subsequent date and time shall not be later than a time on the 30th day after the date that the Certificate of Merger is filed) (such time is hereinafter referred to as the “Effective Time”). Unless ANB and PBF otherwise mutually agree in writing, the Parties shall use their commercially reasonable efforts to cause the Effective Time to occur on the first business day following the date of the Closing (e.g. October 2, 2006, if the date of the Closing is September 29, 2006).

1.4 Support Agreements. Concurrently with the execution of this Agreement and as a material condition hereto, each member of the PBF Board and certain executive offices of PBF have executed and delivered a Support Agreement in the form attached as Exhibit A hereto.

ARTICLE 2

EFFECT OF MERGER

2.1 Certificate of Incorporation. The Restated Certificate of Incorporation of ANB in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time, until otherwise amended.

2.2 Bylaws. The Bylaws of ANB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed.

2.3 Officers and Directors. The incumbent officers and directors of ANB immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation.

ARTICLE 3

CONVERSION OF CONSTITUENTS’ CAPITAL SHARES

3.1 Manner of Converting Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any further action on the part of ANB, PBF or the holders of any shares thereof, the shares of the constituent corporations shall be converted as follows:

(a) each share of ANB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b) (1) Subject to the potential adjustment provided for in Section 3.1(b)(2) and/or Section 3.2 below, each share of PBF Common Stock (excluding shares held by any PBF Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters’ rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.054 shares of ANB Common Stock (as such may be adjusted pursuant to the terms of this Agreement, the “Exchange Ratio”).

(2) For purposes of this Agreement, the term “Dollar Equivalent Per Share Consideration” shall be a dollar amount (rounded to the nearest cent) equal to the product of (A) the Average Quoted Price multiplied by (B) the Exchange Ratio. For example, if the Average Quoted Price were $60.00, the Dollar Equivalent Per Share Consideration would be $63.24. If the Average Quoted Price is less than $60.00 (and, therefore, the Dollar Equivalent Per Share Consideration is less than $63.24), then the Exchange Ratio shall automatically be increased to an amount equal to the quotient (rounded to the nearest thousandth) of $63.24 (the “Minimum Dollar Equivalent Per Share Consideration”) divided by the Average Quoted Price, such that the Dollar Equivalent Per Share Consideration is at least $63.24; provided, however, that the Exchange Ratio shall be capped at, and shall not exceed, 1.171 as a result of any such adjustment. In lieu of an increase in the Exchange Ratio as provided for in the preceding sentence, ANB, at its sole option and election, may pay additional Merger consideration with respect to each share of PBF Common Stock to be converted into shares of ANB Common Stock pursuant to Section 3.1(b)(1) above in an amount of cash equal to the difference of (i) the Minimum Dollar Equivalent Per Share Consideration minus (ii) the product (rounded to the nearest cent) of the Average Quoted Price multiplied by 1.054 (such difference is referred to as the “Additional Optional Cash Consideration Per Share”); provided, however, that the Additional Optional Cash Consideration Per Share shall be capped at, and shall not exceed, $6.32 as a result of any such election. For example, if the Average Quoted Price were $58.00, the Exchange Ratio would automatically increase to 1.090 (i.e., the quotient of $63.24 divided by $58.00), unless ANB elected instead to make an additional cash payment of $2.11 (i.e., the difference between $63.24 and $61.13) for each share of PBF Common Stock to be converted into shares of ANB Common Stock. Notwithstanding the foregoing, if the Average Quoted Price is less than $54.00, then the PBF Board may terminate this Agreement by providing written notice thereof to the Chief Executive Officer of ANB prior to the Closing, as set forth in Section 10.1(1). PBF and the PBF Subsidiaries shall not, and shall use their best efforts to ensure that each of their respective executive officers, directors, and stockholders who may be deemed an “affiliate” (as defined in SEC Rules 145 and 405) of PBF do not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of ANB Common Stock or any options, rights or other securities convertible into shares of ANB Common Stock during the determination period for the Average Quoted Price. If ANB effects a stock split, reverse stock split, stock dividend or similar recapitalization between the date of this Agreement and the conclusion of the determination period for the Average Quoted Price, the prices for the ANB Common Stock shall be appropriately adjusted for the purposes of applying this Section 3.1(b)(2).

(c) Each outstanding and unexercised option to purchase shares of PBF Common Stock pursuant to the PBF Stock Option Plans (each, a “PBF Option”) will cease to represent an option to purchase PBF Common Stock at the Effective Time and will be converted automatically into an option to purchase ANB Common Stock (each, an “ANB Option”), and ANB will assume each PBF Option subject to its terms, including any acceleration in vesting that will occur as a consequence of the Merger according to the instruments governing such PBF Option; provided, however, that after the Effective Time:

(1) the number of shares of ANB Common Stock purchasable upon exercise of each PBF Option will equal the product of (A) the number of shares of PBF Common Stock that were purchasable under the PBF Option immediately before the Effective Time and (B) the Exchange Ratio, rounded to the nearest whole share;

(2) the per share exercise price for each PBF Option will equal the quotient of (A) the per share exercise price of the PBF Option in effect immediately before the Effective Time divided by (B) the Exchange Ratio, rounded to the nearest cent; and

(3) where the context so requires, all references to PBF shall be deemed to be references to ANB and its Subsidiaries, and all references to the PBF Board (or the Compensation Committee thereof) shall be deemed to be references to the ANB Board (or the Compensation Committee thereof).

If the Dollar Equivalent Per Share Consideration is less than the Minimum Dollar Equivalent Per Share Consideration and ANB elects to pay Additional Optional Cash Consideration Per Share as provided for in Section 3.1(b)(2) above, then for purposes of Sections 3.1(c)(1) and (2) above, the Exchange Ratio shall be an amount equal to the quotient (rounded to the nearest thousandth) of $63.24 divided by the Average Quoted Price (as if ANB had not elected to pay Additional Optional Cash Consideration Per Share in lieu of an increase in the Exchange Ratio); provided, however, that the Exchange Ratio for purposes of Sections 3.1(c)(1) and (2) above shall be capped at, and shall not exceed, 1.171 as a result of any such adjustment.

Notwithstanding the foregoing, each PBF Option shall be adjusted in accordance with the requirements of Proposed Treasury Regulations Section 1-409A-1(b)(5)(v)(D) (or any successor guidance), and each PBF Option that is intended to be an “incentive stock option” (as defined in Section 422 of the IRC) will be adjusted in accordance with the requirements of Section 424 of the IRC. As soon as practicable after the Effective Time, ANB will file a Registration Statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of ANB Common Stock subject to converted PBF Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses associated therewith) for so long as any such converted PBF Options remain outstanding. Subject to the foregoing, the PBF Stock Option Plans shall be frozen as of the Effective Time such that no additional options shall be available or granted thereunder following the Effective Time.

(d) Assuming (1) that no holders of PBF Common Stock exercise their rights under the Dissenter Provisions, (2) that there is no adjustment to the Exchange Ratio pursuant to Section 3.1(b)(2) above or Section 3.2 below, and (3) that the holders of PBF Options exercise all of the PBF Options and/or all of the ANB Options, as the case may be (and do so by paying the exercise price in cash), the holders of PBF Common Stock and holders of PBF Options shall have the right to receive, in the aggregate, a maximum of 1,942,027 shares of ANB Common Stock as a result of the Merger.

(e) PBF will take such steps that may be required to cause the transactions contemplated by this Agreement, including any disposition of securities of PBF (including derivative securities) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to PBF to be exempt under rule 16b-3 promulgated under the 1934 Act.

3.2 Anti-Dilution Provisions. If ANB changes the number of shares of ANB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor is prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted as needed to preserve the relative economic benefit to the Parties provided for in Section 3.1(b).

3.3 Shares Held by PBF. Each of the shares of PBF Common Stock held by any PBF Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4 Dissenting Stockholders. Any holder of shares of PBF Common Stock who perfects his dissenter’s rights of appraisal in accordance with and as contemplated by Sections 14-2-1320 through 14-2-1327 of the GBCC (the “Dissenter Provisions”) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the GBCC and surrendered to the Surviving Corporation the certificate or certificates representing the shares of PBF Common Stock for which payment is being made; provided, further, nothing contained in this Section 3.4 shall in any way limit the right of ANB to terminate this Agreement and abandon the Merger pursuant to subsection 10.1(i) below. If any dissenting stockholder gives notice of dissent to PBF, PBF will promptly give ANB notice thereof, and ANB will have the right to participate in all negotiations and proceedings with respect to any such demands. PBF will not, except with the prior written consent of ANB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. In the event that a dissenting stockholder of PBF fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of PBF Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of PBF Common Stock held by him.

3.5 Fractional Shares. No certificates or scrip representing fractional shares of ANB Common Stock shall be issued upon the surrender of certificates for exchange; no dividend or distribution with respect to ANB Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of ANB. In lieu of any such fractional share, ANB shall pay to each former stockholder of PBF who otherwise would be entitled to receive a fractional share of ANB Common Stock an amount in cash (without interest) determined by multiplying (a) the Average Quoted Price by (b) the fraction of a share of ANB Common Stock to which such holder would otherwise be entitled.

ARTICLE 4

EXCHANGE OF SHARES

4.1 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to the former stockholders of PBF appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of PBF Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Upon surrender of a certificate or certificates for exchange and cancellation to the Exchange Agent (such shares to be free and clear of all liens, claims and encumbrances), together with a properly executed letter of transmittal, the holder of such certificate or certificates shall be entitled to receive in exchange therefore: (a) a certificate representing that number of whole shares of ANB Common Stock which such holder of PBF Common Stock became entitled to receive pursuant to the provisions of Article 3 hereof and (b) a check representing the aggregate cash consideration, if any, for fractional shares and/or Additional Optional Cash Consideration Per Share which such holder has the right to receive pursuant to the provisions of Article 3 hereof, and the certificate or certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares, Additional Optional Cash Consideration Per Share, or unpaid dividends and distributions, if any, payable to holders of certificates for PBF Common Stock. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of PBF Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of PBF Common Stock for exchange as provided in this Section 4.1. The certificate or certificates for PBF Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, ANB nor the Exchange Agent shall be liable to a holder of PBF Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

4.2 Rights of Former PBF Stockholders. At the Effective Time, the stock transfer books of PBF shall be closed as to holders of PBF Common Stock immediately prior to the Effective Time, and no transfer of PBF Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of PBF Common Stock (“PBF Certificate”), other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenter’s rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of PBF Common Stock shall be entitled to vote after the Effective Time at any meeting of ANB stockholders (with a record date after the Effective Time) the number of whole shares of ANB Common Stock into which their respective shares of PBF Common Stock are converted, regardless of whether such holders have exchanged their PBF Certificates for certificates representing ANB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by ANB on the ANB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any PBF Certificate at or after six (6) months after the Effective Time (the “Cutoff”) shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of ANB Common Stock, which dividend or other distribution is attributable to such person’s ANB Common Stock represented by said PBF Certificate held after the Cutoff, until such person surrenders said PBF Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such PBF Certificate, both the ANB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments (without interest) shall be delivered and paid with respect to each share represented by such PBF Certificate. No holder of shares of PBF Common Stock shall be entitled to voting rights or to receive any dividends or distributions declared or made with respect to the ANB Common Stock with a record date before the Effective Time of the Merger.

4.3 Identity of Recipient of ANB Common Stock. In the event that the delivery of the consideration provided for in this Agreement is to be made to a person other than the person in whose name any certificate representing shares of PBF Common Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of ANB that such tax has been paid or is not applicable.

4.4 Lost or Stolen Certificates. If any holder of PBF Common Stock convertible into the right to receive shares of ANB Common Stock is unable to deliver the PBF Certificate that represents PBF Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of ANB Common Stock to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of ANB that any such PBF Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by ANB to indemnify and hold ANB and the Exchange Agent harmless; and (c) evidence satisfactory to ANB that such person is the owner of the shares theretofore represented by each PBF Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such PBF Certificate for exchange pursuant to this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PBF

PBF hereby represents and warrants to ANB as follows:

5.1 Corporate Organization, Standing and Power. PBF is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. PBF is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF. PBF has delivered to ANB complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

5.2 Authority; No Breach By Agreement.

(a) PBF has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of PBF, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of PBF Common Stock. Subject to such requisite stockholder approval and required regulatory consents, this Agreement represents a legal, valid and binding obligation of PBF, enforceable against PBF in accordance with its terms.

(b) Except as set forth on Schedule 5.2(b), neither the execution and delivery of this Agreement by PBF, nor the consummation by PBF of the transactions provided for herein, nor compliance by PBF with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PBF’s Articles of Incorporation or Bylaws or the Articles or Certificates of Incorporation or Bylaws of any PBF Company, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PBF Company under, any Contract or Permit of any PBF Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such PBF Company, or, (iii) subject to receipt of the requisite Consents and approvals referred to in this Agreement, violate or conflict with any Law or Order applicable to any PBF Company or any of their respective Assets.

(c) Except as set forth on Schedule 5.2(c), other than (i) in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) the approval by the stockholders of PBF of the Merger and the transactions provided for in this Agreement, (iv) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the PBF Company at issue, no notice to, filing with or Consent of, any Person or public body or authority is necessary for the consummation by PBF of the Merger and the other transactions provided for in this Agreement.

5.3 Capital Stock.

(a) The authorized capital stock of PBF consists of 10,000,000 shares of PBF Common Stock, of which 1,766,517 shares are issued and outstanding (none of which is held in the treasury of PBF). All of the issued and outstanding shares of PBF Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the shares of capital stock, options, or other securities of PBF has been issued in violation of the Securities Laws or any preemptive rights of the current or past stockholders of PBF. Pursuant to the terms of the PBF Stock Option Plans, there are currently outstanding options with the right to purchase a total of 76,013 shares of PBF Common Stock, as more fully set forth in Schedule 5.3 attached hereto.

(b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of PBF outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PBF or contracts, commitments, understandings or arrangements by which PBF is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. PBF has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

5.4 PBF Subsidiaries.

(a) The PBF Subsidiaries include PBF Bank, which is a Georgia, FDIC-insured, member banking corporation, duly organized, validly existing and in good standing under the Laws of the State of Georgia. Each of the PBF Subsidiaries has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. Each PBF Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(b) The authorized and issued and outstanding capital stock of each PBF Subsidiary, including without limitation PBF Bank, is set forth on Schedule 5.4(b). PBF or PBF Bank owns all of the issued and outstanding shares of capital stock of each PBF Subsidiary, other than PB Capital Trust I and PB Capital Trust II (collectively, the “Trusts”). PBF owns all of the outstanding common voting securities of the Trusts. None of the shares of capital stock or other securities of any PBF Subsidiary has been issued in violation of the Securities Laws or any preemptive rights. No equity securities of any PBF Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PBF Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any PBF Company is or may be bound to transfer any shares of the capital stock of any PBF Subsidiary. There are no

Contracts relating to the rights of any PBF Company to vote or to dispose of any shares of the capital stock of any PBF Subsidiary. All of the shares of capital stock of each PBF Subsidiary held by a PBF Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the PBF Company free and clear of any Lien. No PBF Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock. For purposes of this Section 5.4(b), references to “capital stock” shall be deemed to include membership interests with respect to any PBF Company that is a limited liability company.

(c) The minute books of PBF, PBF Bank and each PBF Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof), since such entity’s formation.

(d) None of the PBF Companies has or is currently engaged in any activities that are not permissible under the BHC Act for a bank holding company.

(e) No PBF Company and no employee or agent thereof is registered or required to be registered as an investment adviser or broker/dealer under the Securities Laws. All activities with respect to the solicitation, offer, marketing and/or sale of securities under “networking” or similar arrangements: (i) are and have at all times been conducted in accordance with all applicable Laws, including without limitation the Securities Laws and all state and federal banking laws and regulations, and (ii) satisfy the definition of a “Third Party Brokerage Arrangement” under Section 201 of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. There has been no misrepresentation or omission of a material fact by any PBF Company and/or their respective agents in connection with the solicitation, marketing or sale of any securities, and each customer has been provided with any and all disclosure materials as required by applicable Law.

(f) Schedule 5.4(f) lists the type and current outstanding amount of debentures issued to, and securities issued by each of the Trusts. Each of PBF and the Trusts is in material compliance with all of its obligations relating to any issuance of trust preferred securities or debentures to which it is a party. Except as disclosed on Schedule 5.4(f), no actions or Consents are required with respect to such debentures or securities in connection with the consummation of the transactions provided for in this Agreement.

5.5 Financial Statements.

(a) Attached hereto as Schedule 5.5 are copies of all PBF Financial Statements and PBF Call Reports for periods ended prior to the date hereof, and PBF will deliver to ANB promptly copies of all PBF Financial Statements and PBF Call Reports prepared subsequent to the date hereof. The PBF Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are, or if dated after the date of this Agreement, will be, in accordance with the books and records of the PBF Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices and in accordance with applicable legal and accounting principles and reflect only actual transactions, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the PBF Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity and cash flows of the PBF Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end audit adjustments that are not material). The PBF Call Reports have been prepared in material compliance with (A) the rules and regulations of the respective federal or state banking regulator with which they were filed, and (B) regulatory accounting principles, which principles have been consistently applied during the periods involved, except as otherwise noted therein.

(b) Porter Keadle Moore, LLP is and has been (i) since at least the date of its engagement by PBF, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, and (ii) throughout the periods covered by the financial statements filed with the SEC by PBF, “independent” with respect to PBF within the meaning of Regulation S-X under the 1934 Act.

(c) PBF and its Subsidiaries have designed and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since December 31, 2005, there has not been any material change in the internal controls utilized by PBF to assure that its consolidated financial statements conform with GAAP. PBF has designed and maintains disclosure controls and procedures (as defined by Rules 13a-15(e) and 15d-15(e) under the 1934 Act) to ensure that material information required to be disclosed by PBF in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to PBF’s management as appropriate to allow timely decisions regarding required disclosures and to allow PBF’s management to make the certifications of the Chief Executive Officer and Chief Financial Officer of PBF required under the 1934 Act.

5.6 Absence of Undisclosed Liabilities. No PBF Company has any Liabilities that have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF, except Liabilities accrued or reserved against in the consolidated balance sheets of PBF as of December 31, 2005, included in the PBF Financial Statements or reflected in the notes thereto, except as set forth on Schedule 5.6. No PBF Company has incurred or paid any Liability since December 31, 2005, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

5.7 Absence of Certain Changes or Events. Except as set forth on Schedule 5.7, since December 31, 2000: (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF or its Subsidiaries, including without limitation any change in the administrative or supervisory standing or rating of PBF or PBF Bank with any Regulatory Authority, (ii) the PBF Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PBF provided in Article 7 of this

Agreement, and (iii) to PBF’s Knowledge, no fact or condition exists which PBF believes will cause a Material Adverse Effect on PBF or its Subsidiaries in the future, subject to changes in general economic or industry conditions.

5.8 Tax Matters.

(a) All Tax returns required to be filed by or on behalf of any of the PBF Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired, and all returns filed are complete and accurate in all material respects. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy pending, or to the Knowledge of PBF or PBF Bank, threatened, with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PBF, except as reserved against in the PBF Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

(b) None of the PBF Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c) Adequate provision for any Taxes due or to become due for any of the PBF Companies for the period or periods through and including the date of the respective PBF Financial Statements has been made and is reflected on such PBF Financial Statements.

(d) Any and all deferred Taxes of the PBF Companies have been provided for in accordance with GAAP.

(e) None of the PBF Companies is responsible for the Taxes of any other Person other than the PBF Companies under Treasury Regulation 1.1502-6 or any similar provision of federal or state Law.

(f) Except as set forth on Schedule 5.8(f), none of the PBF Companies has made any payment, is obligated to make any payment or is a party to any Contract that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the IRC.

(g) There has not been an ownership change, as defined in Section 382(g) of the IRC, that occurred during or after any taxable period in which PBF, PBF Bank or any PBF Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of PBF immediately preceding the date of this Agreement.

(h) (i) Proper and accurate amounts have been withheld by the PBF Companies from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local Laws, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the PBF Companies for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefore have been included by PBF in the PBF Financial Statements.

(i) PBF has delivered or made available to ANB correct and complete copies of all Tax returns filed by PBF and each PBF Subsidiary for each fiscal year ended on and after December 31, 1998.

5.9 Loan Portfolio; Documentation and Reports.

(a) (i) Except as disclosed in Schedule 5.9(a)(i), none of the PBF Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement, including without limitation leases, credit enhancements, commitments and interest-bearing assets (the “Loans”), other than Loans the unpaid principal balance of which does not exceed $25,000 per Loan or $50,000 in the aggregate, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions.

(ii) Except as otherwise set forth in Schedule 5.9(a)(ii), none of the PBF Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 5% stockholder thereof, or to the Knowledge of PBF or PBF Bank, any Person controlling, controlled by or under common control with any of the foregoing.

(iii) All of the Loans held by any of the PBF Companies are in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, are not subject to any defenses, setoffs or counterclaims, except as may be provided by bankruptcy, insolvency or similar Laws or by general principles of equity, and were solicited, originated and exist in material compliance with all applicable Laws and PBF loan policies, except for deviations from such policies that (a) have been approved by current management of PBF, in the case of Loans with an outstanding principal balance that exceeds $25,000, or (b) in the judgment of PBF management, will not adversely affect the ultimate collectibility of such Loan.

(iv) Except as set forth in Schedule 5.9(a)(iv), none of the PBF Companies holds any Loans in the original principal amount in excess of $25,000 per Loan or $50,000 in the aggregate that have been classified by any bank examiner, whether regulatory or internal, or, in the exercise of reasonable diligence by PBF, PBF Bank or any Regulatory Authority, should have been classified, as “other loans Specifically Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Watch List,” “Criticized,” “Credit Risk Assets,” “concerned loans” or words of similar import.

(v) The allowance for possible loan or credit losses (the “PBF Allowance”) shown on the consolidated balance sheets of PBF included in the most recent PBF Financial Statements dated prior to the date of this Agreement was, and the PBF Allowance shown on the consolidated balance sheets of PBF included in the PBF Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PBF Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PBF Companies as of the dates thereof. The reserve described above has been established in accordance with applicable accounting principles and regulatory requirements and guidelines.

(b) The documentation relating to each Loan made by any PBF Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on PBF.

5.10 Assets; Insurance. The PBF Companies have marketable title, free and clear of all Liens, to all of their respective Assets. One of the PBF Companies has good and marketable fee simple title to the real property described in Schedule 5.10(a) and has an enforceable leasehold interest in the real property described in Schedule 5.10(b), in each case free and clear of all Liens. All tangible real and personal properties and Assets used in the businesses of the PBF Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PBF’s past practices. All Assets that are material to PBF’s business on a consolidated basis, held under leases or subleases by any of the PBF Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by PBF or PBF Bank or, to the Knowledge of PBF or PBF Bank, by any other party to the Contract. Schedules 5.10(a) and 5.10(b) identify each parcel of real estate or interest therein owned, leased or subleased by any of the PBF Companies or in which any PBF Company has any ownership or leasehold interest. Schedule 5.10(b) also lists or otherwise describes each and every written or oral lease or sublease under which any PBF Company is the lessee of any real property and which relates in any manner to the operation of the businesses of any PBF Company. None of the PBF Companies has violated, or is currently in violation of, any Law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 5.10(a) and 5.10(b), including without limitation any Law relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on PBF. As to each parcel of real property owned or used by any PBF Company, no PBF Company has received notice of any pending or, to the Knowledge of each of the PBF Companies, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens. The Assets of the PBF Companies include all assets required to operate the business of the PBF Companies as now conducted. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the PBF Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PBF Companies is a named insured are reasonably sufficient. Schedule 5.10(c) contains a list of all such policies and bonds maintained by any of the PBF Companies, and PBF has provided true and correct copies of each such policy to ANB. Except as set forth on Schedule 5.10(c), no claims have been made under such policies or bonds, and no PBF Company has Knowledge of any fact or condition presently existing that might form the basis of any such claim.

5.11 Environmental Matters.

(a) Each PBF Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(b) There is no Litigation pending or, to the Knowledge of PBF and PBF Bank, threatened before any court, governmental agency or authority or other forum in which any PBF Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PBF Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(c) There is no Litigation pending or, to the Knowledge of PBF and PBF Bank, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or PBF with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(d) To the Knowledge of PBF and PBF Bank, there is no objectively reasonable basis for any Litigation of a type described in subsections 5.11(b) or 5.11(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(e) To the Knowledge of PBF and PBF Bank, during the period of (i) any PBF Company’s ownership or operation of any of its respective current properties, (ii) any PBF Company’s participation in the management of any Participation Facility or (iii) any PBF Company’s holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF. To the Knowledge of PBF and PBF Bank, prior to the period of (i) any PBF Company’s ownership or operation of any of its respective current properties, (ii) any PBF Company’s participation in the management of any Participation Facility, or (iii) any PBF Company’s holding of a security interest in a Loan Property, to the Knowledge of PBF and PBF Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

5.12 Compliance with Laws. PBF is duly registered as a bank holding company under the BHC Act. Each PBF Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF, and there has occurred no Default under any such Permit. Except as described in Schedule 5.12(b), each of the PBF Companies:

(a) is and has been in compliance with all Laws, Orders and Permits applicable to its business or employees, agents or representatives conducting its business; and

(b) has received no notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any PBF Company is not, or suggesting that any PBF Company may not be, in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, (iii) requiring any PBF Company, or suggesting that any PBF Company may be required, to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of any PBF Company, including without limitation any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit or reserve policies or management or business.

Without limiting the foregoing, PBF Bank is and has been in compliance with the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the trade sanctions administered and enforced by the Department of Treasury’s Office of Foreign Assets Controls, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending Laws and other Laws relating to discrimination. PBF Bank has systems and procedures in place such that any material violation of any of the foregoing would reasonably be expected to have been detected by PBF Bank.

5.13 Labor Relations; Employees.

(a) No PBF Company is the subject of any Litigation asserting that it or any other PBF Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other PBF Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PBF Company, pending or threatened, nor to its Knowledge, is there any activity involving any PBF Company’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Each PBF Company is and has been in compliance with all Employment Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(b) Schedule 5.13(b) contains a true and complete list showing the names and current annual salaries of all current executive officers of each of the PBF Companies and lists for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 2003, 2004 and 2005. Schedule 5.13(b) also sets forth the name and offices held by each officer and director of each of the PBF Companies.

5.14 Employee Benefit Plans.

(a) Schedule 5.14(a) lists, and PBF has delivered or made available to ANB prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, salary continuation and split dollar agreements, deferred compensation, director deferred fee agreements, director retirement agreement, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PBF Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the “PBF Benefit Plans”). Any of the PBF Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “PBF ERISA Plan.” Each PBF ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the IRC) is referred to herein as a “PBF Pension Plan”. No PBF Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(b) All PBF Benefit Plans and the administration thereof are in, and have been in, compliance with the applicable terms of ERISA, the IRC and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF. Each PBF ERISA Plan which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter or may rely upon an opinion letter issued to the sponsor of a prototype arrangement, as applicable, from the Internal Revenue Service, and PBF is not aware of any circumstances that could result in revocation of any such favorable determination letter/opinion letter. No PBF Company has engaged in a transaction with respect to any PBF Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any PBF Company to a tax or penalty imposed by either Section 4975 of the IRC or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF. To the knowledge of PBF, there are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any PBF Benefit Plan or any PBF Company with regard to any PBF Benefit Plan, any trust which is a part of any PBF Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any PBF Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

(c) No PBF Company maintains or has ever maintained a PBF Pension Plan that is intended to be qualified under Section 401(a) of the IRC or is subject to Title IV of ERISA.

(d) No PBF Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle D of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PBF.

(e) Except as disclosed on Schedule 5.14(e), no PBF Company has any obligations for retiree health or retiree life benefits under any of the PBF Benefit Plans, and there are no restrictions on the rights of such PBF Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PBF.

(f) Except as set forth on Schedule 5.14(f), neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or employee of any PBF Company under any PBF Benefit Plan, employment contract or otherwise, (ii) increase any benefits otherwise payable under any PBF Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(g) With respect to all PBF Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the IRC), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by Law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by Law or contract. All contributions required to be made under any PBF Benefit Plan have been made by the applicable due date and such contributions meet the requirements for deductibility under the IRC.

5.15 Material Contracts. Except as set forth on Schedule 5.15, none of the PBF Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under any of the following (whether written or oral, express or implied): (i) any employment, severance, termination, consulting or retirement Contract with any Person; (ii) any Contract relating to the borrowing of money by any PBF Company or the guarantee by any PBF Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit); (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the PBF Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi) any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 5% stockholder, director or officer of any of the PBF Companies, any member of the immediate family of the foregoing or, to the Knowledge of PBF, any related interest (as defined in Regulation O promulgated by the FRB) (“Related Interest”) of any of the foregoing; (vii) any Contract (A) which limits the freedom of any of the PBF Companies to compete in any line of business or with any Person or (B) which limits the freedom of any other Person to compete in any line of business with any PBF Company; (viii) any Contract providing a power of attorney or similar authorization given by any of the PBF Companies, except as issued in the ordinary course of business with respect to routine matters; or (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the PBF Companies of amounts aggregating $5,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the “PBF Contracts”). PBF has delivered or made available to ANB correct and complete copies of all PBF Contracts. Each of the PBF Contracts is in full force and effect, and none of the PBF Companies is in Default under any PBF Contract. Other than the indebtedness under the subordinate debentures held by the Trusts, indebtedness to the Federal Home Loan Bank, and deposit relationships entered into in the ordinary course of business, all of the indebtedness of any PBF Company for money borrowed is prepayable at any time by such PBF Company without penalty or premium.

5.16 Legal Proceedings. Except as set forth on Schedule 5.16, there is no Litigation instituted or pending, or, to the Knowledge of PBF or PBF Bank, threatened (or unasserted but considered probable of assertion) against any PBF Company, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending or, to the Knowledge of PBF or PBF Bank, threatened against any PBF Company. No PBF Company has any Knowledge of any fact or condition presently existing that might give rise to any Order, litigation, investigation or proceeding which, if determined adversely to any PBF Company, would have a Material Adverse Effect on such PBF Company or would materially restrict the right of any PBF Company to carry on its businesses as presently conducted.

5.17 Reports. Since its formation, each PBF Company has timely filed all reports, registrations statements, statements, and other documents, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities and all other material reports and statements required to be filed by it, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by Regulatory Authorities in the regular course of the business of the PBF Companies, to the Knowledge of any PBF Company, no Regulatory Authority has initiated any proceeding or, to the Knowledge of any PBF Company, investigation into the business or operations of any PBF Company. There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement or lien or any examinations of any PBF Company. As of their respective dates, each of such reports, registrations, statements and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation all Securities Laws. As of its respective date, each of such reports, registrations, statements and documents did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than the PBF Call Reports, the financial information and reports contained in each of such reports, registrations, statements and documents (including the related notes, where applicable), (a) has been prepared in all material respects in accordance with GAAP, which principles have been consistently applied during the periods involved, except as otherwise noted therein, (b) fairly presents the financial position of the PBF Companies as of the respective dates thereof, and (c) fairly presents the results of operations of the PBF Companies for the respective periods therein set forth.

5.18 Statements True and Correct. Neither this Agreement nor any statement, certificate, instrument or other writing furnished or to be furnished by any PBF Company or any Affiliate thereof to ANB pursuant to this Agreement, including the Exhibits and Schedules hereto, or any other document, agreement or instrument referred to herein, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PBF Company or any Affiliate thereof for inclusion in the documents to be prepared by ANB in connection with the transactions provided for in this Agreement, including without limitation (i) documents to be filed with the SEC, including without limitation the Registration Statement on Form S-4 of ANB registering the shares of ANB Common Stock to be offered to the holders of PBF Common Stock, and all amendments thereto (as amended, the “S-4 Registration Statement”) and the Proxy Statement and Prospectus in the form contained in the S-4 Registration Statement, and all amendments and supplements thereto (as amended and supplemented, the “Proxy Statement/Prospectus”), (ii) filings pursuant to any state securities and blue sky Laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the S-4 Registration Statement, at the time the S-4 Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, and in the case of any other documents, the time such documents are filed with a Regulatory Authority and/or at the time they are distributed to stockholders of ANB or PBF, contains or will contain any untrue statement of a material fact or fails or will fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any PBF Company is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

5.19 Tax and Regulatory Matters. No PBF Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions provided for herein, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection 9.1(b).

5.20 Offices. The headquarters of each PBF Company and each other office, branch or facility maintained and operated by each PBF Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20. None of the PBF Companies maintains any other office or branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location.

5.21 Data Processing Systems. The electronic data processing systems and similar systems utilized in processing the work of each of the PBF Companies, including both hardware and software, (a) are supplied by a third party provider; (b) satisfactorily perform the data processing function for which they are presently being used; and (c) are wholly within the possession and control of one of the PBF Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of ANB or ANB’s third party provider.

5.22 Intellectual Property. Each of the PBF Companies owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, service marks, trademarks, computer software and other intellectual property used in its business; and none of the PBF Companies has received any notice of conflict with respect thereto that asserts the rights of others. The PBF Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.22 lists all of the trademarks, trade names, licenses and other intellectual property used to conduct the businesses of the PBF Companies. Each of the PBF Companies has taken reasonable precautions to safeguard its trade secrets from disclosure to third-parties.

5.23 Administration of Trust Accounts. PBF Bank currently possesses but does not exercise trust powers.

5.24 Advisory Fees. PBF has retained the PBF Financial Advisor to serve as its financial advisor and, as of the Effective Time, shall incur a liability to the PBF Financial Advisor in the amount set forth on Schedule 5.24 (the “Advisory Fee”) in connection with the Merger. Other than the PBF Financial Advisor and the Advisory Fee, neither PBF nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions provided for in this Agreement.

5.25 Regulatory Approvals. PBF knows of no reason why all requisite regulatory approvals regarding the Merger should not or cannot be obtained.

5.26 Opinion of Counsel. PBF has no Knowledge of any facts that would preclude issuance of the opinion of counsel referred to in subsection 9.2(d).

5.27 Repurchase Agreements; Derivatives Contracts. With respect to all agreements currently outstanding pursuant to which any PBF Company has purchased securities subject to an agreement to resell, such PBF Company has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which any PBF Company has sold securities subject to an agreement to repurchase, no PBF Company has pledged collateral in excess of the amount of the debt secured thereby. No PBF Company has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

No PBF Company is a party to, nor has any PBF Company agreed to enter into any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract or agreement, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

5.28 Antitakeover Provisions. Each PBF Company has taken all actions required to exempt such PBF Company, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents or the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations (“Takeover Laws”).

5.29 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of PBF Bank at the time such deposits were entered into, (b) the loans listed on Schedule 5.9(a)(ii), (c) the agreements designated on Schedule 5.15, (d) obligations under employee benefit plans of the PBF Companies set forth in Schedule 5.14(a) and (e) any items described on Schedule 5.29, there are no contracts with or commitments to present or former stockholders who own or owned more than 1% of the PBF Common Stock, directors, officers or employees (or their Related Interests) involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person), or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.

5.30 Deposits. Except as set forth on Schedule 5.30, none of the deposits of PBF Bank are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of PBF Bank represents a deposit of any Affiliate of PBF.

5.31 Accounting Controls. Each of the PBF Companies has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (a) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the applicable PBF Company; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP with respect to the applicable PBF Company or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (c) access to the material properties and assets of each of the PBF Companies is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers; and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

5.32 Deposit Insurance. The deposit accounts of PBF Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the “Act”). PBF Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

5.33 Registration Obligations. Neither of PBF or PBF Bank is under any obligation, contingent or otherwise, which will survive the Merger to register its securities under the 1933 Act or any state securities Laws.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF ANB

ANB hereby represents and warrants to PBF as follows:

6.1 Organization, Standing and Power. ANB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. ANB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

6.2 Authority; No Breach By Agreement.

(a) ANB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been, or prior to the Effective Time will be, duly and validly authorized by all necessary corporate action on the part of ANB. Subject to required regulatory consents, this Agreement represents a legal, valid and binding obligation of ANB, enforceable against ANB in accordance with its terms.

(b) Except as set forth on Schedule 6.2(b), neither the execution and delivery of this Agreement by ANB, nor the consummation by ANB of the transactions provided for herein, nor compliance by ANB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ANB’s Restated Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ANB Company under, any Contract or Permit of any ANB Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, or, (iii) subject to receipt of the requisite approvals referred to in subsection 9.1(b) of this Agreement, violate any Law or Order applicable to any ANB Company or any of their respective Assets.

(c) Other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (iv) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by ANB of the Merger and the other transactions provided for in this Agreement.

6.3 Capital Stock. The authorized capital stock of ANB, as of the date of this Agreement, consists of (i) 50,000,000 shares of ANB Common Stock, of which 18,637,730 shares are issued and outstanding, and (ii) 100,000 shares of preferred stock, $1.00 par value per share, none of which is issued and outstanding. All of the shares of ANB Common Stock to be issued in exchange for shares of PBF Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the shares of ANB Common Stock to be issued in exchange for shares of PBF Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights of the stockholders of ANB.

6.4 Reports and Financial Statements.

(a) Since January 1, 2003, or the date of organization or acquisition if later, each ANB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the ANB Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation Securities Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The ANB Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (i) are or if dated after the date of this Agreement, will be, in accordance with the books and records of the ANB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present, or will present, fairly the consolidated financial position of the ANB Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows of the ANB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material).

(b) PricewaterhouseCoopers LLP is and has been (i) since October 22, 2003, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, and (ii) throughout the periods covered by the financial statements filed with the SEC by ANB, “independent” with respect to ANB within the meaning of Regulation S-X under the 1934 Act.

(c) ANB and its Subsidiaries have designed and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since

June 30, 2005, there has not been any material change in the internal controls utilized by ANB to assure that its consolidated financial statements conform with GAAP. ANB has designed and maintains disclosure controls and procedures (as defined by Rules 13a-15(e) and 15d-15(e) under the 1934 Act) to ensure that material information required to be disclosed by ANB in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to ANB’s management as appropriate to allow timely decisions regarding required disclosures and to allow ANB’s management to make the certifications of the Chief Executive Officer and Chief Financial Officer of ANB required under the 1934 Act.

6.5 Absence of Undisclosed Liabilities. No ANB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, except Liabilities accrued or reserved against in the consolidated balance sheets of ANB as of March 31, 2006, included in the ANB Financial Statements or reflected in the notes thereto. No ANB Company has incurred or paid any Liability since March 31, 2006, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

6.6 Absence of Certain Changes or Events. Since March 31, 2006: (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, (ii) the ANB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of ANB provided in Article 7 of this Agreement, and (iii) to ANB’s Knowledge, no fact or condition exists which ANB believes will cause a Material Adverse Effect on ANB in the future, subject to changes in general economic or industry conditions.

6.7 Compliance with Laws. ANB is duly registered as a bank holding company under the BHC Act. Each ANB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, and there has occurred no Default under any such Permit. None of the ANB Companies:

(a) is in material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

(b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any ANB Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any ANB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

6.8 Material Contracts. ANB has filed as an exhibit to its annual report on Form 10-K each Contract required to be so filed under the 1934 Act and the rules and regulations promulgated thereunder. None of the ANB Companies is in Default under any ANB Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

6.9 Legal Proceedings. Except as set forth on Schedule 6.9, there is no Litigation instituted or pending, or, to the Knowledge of ANB, threatened against any ANB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any ANB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

6.10 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any ANB Company or any Affiliate thereof to PBF pursuant to this Agreement, including the Exhibits or Schedules hereto, or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any ANB Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to PBF’s stockholders in connection with the PBF Stockholders’ Meeting, and any other documents to be filed by an ANB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions provided for herein, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of PBF, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any ANB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

6.11 Tax and Regulatory Matters. No ANB Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection.

6.12 1934 Act Compliance. The Proxy Statement/Prospectus will comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations thereunder; provided, however, that ANB makes no representation or warranty about any information therein provided by PBF or its representatives.

6.13 Regulatory Approvals. ANB knows of no reason why all requisite regulatory approvals regarding the Merger should not or cannot be obtained.

6.14 Opinion of Counsel. ANB has no Knowledge of any facts that would preclude issuance of the opinion of counsel referred to in subsection 9.3(d).

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Covenants of Both Parties.

(a) Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party, until the earlier of the Effective Time or the termination of this Agreement, shall and shall cause each of its Subsidiaries to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (iii) take no action, except as required by applicable Law, which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of subsections 9.1(b) or 9.1(c) of this Agreement or (B) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b) During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, each of ANB and PBF shall cause its Designated Representative (and, if necessary, representatives of any of its Subsidiaries) to confer on a regular and frequent basis with the Designated Representative of the other Party hereto and to report on the general status of its and its Subsidiaries’ ongoing operations. Each of ANB and PBF shall permit the other Party hereto to make such investigation of its business or properties and its Subsidiaries and of their respective financial and legal conditions as the investigating Party may reasonably request. Each of ANB and PBF shall promptly notify the other Party hereto concerning (a) any material change in the normal course of its or any of its Subsidiaries’ businesses or in the operation of their respective properties or in their respective conditions; (b) any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material Litigation involving it or any of its Subsidiaries; and (c) the occurrence or impending occurrence of any event or circumstance that would cause or constitute a breach of any of the representations, warranties or covenants contained herein; and each of ANB and PBF shall, and shall cause each of their respective Subsidiaries to, use its commercially reasonable efforts to prevent or promptly respond to same.

7.2 Covenants of PBF. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, PBF covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of ANB, which consent shall not be unreasonably withheld, except for in connection with the actions referenced in sub-sections (ii), (iv) or (v), in which case such consent may be withheld for any reason or no reason:

(i) amend the Articles of Incorporation, Bylaws or other governing instruments of any PBF Company; or

(ii) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of PBF Subsidiaries consistent with past practices (which shall include, for PBF Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any PBF Company of any Lien or permit any such Lien to exist; or

(iii) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any PBF Company, or declare or pay any dividend or make any other distribution in respect of PBF’s capital stock; provided, however, that if the Effective Time does not occur prior to the record date for ANB’s dividend declared in the 3rd quarter of 2006, PBF may declare and pay a cash dividend on PBF Common Stock in a per share amount not to exceed the product of (a) the per share dividend amount declared by ANB in the 3rd quarter of 2006 multiplied by (b) the Exchange Ratio. For example, assuming that the record date for ANB’s dividend declared in the 3rd quarter of 2006 is September 15, 2006, that the Effective Time occurs on October 2, 2006, that the per share dividend amount declared by ANB in the 3rd quarter of 2006 is $0.375, and that there are no adjustments to the Exchange Ratio, then PBF may declare and pay a dividend of $0.395 per share, for an aggregate dividend of $697,774.22 (assuming there remains a total 1,766,517 shares of PBG Common Stock outstanding at such time); or

(iv) except for this Agreement or as required upon exercise of any of the PBF Options, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of PBF Common Stock or any other capital stock of any PBF Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

(v) adjust, split, combine or reclassify any capital stock of any PBF Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any PBF Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

(vi) acquire any direct or indirect equity interest in any Person, other than in connection with (a) foreclosures in the ordinary course of business and (b) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

(vii) except as set forth on Schedule 7.2(vii), grant any increase in compensation or benefits to the directors, officers or employees of any PBF Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the PBF Board prior to the date of this Agreement; or enter into or amend any severance or change in control agreements with directors, officers or employees of any PBF Company; or

(viii) enter into or amend any employment Contract between any PBF Company and any Person (unless such amendment is required by Law) that the PBF Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

(ix) adopt any new employee benefit plan of any PBF Company or make any material change in or to any existing employee benefit plans of any PBF Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

(x) make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

(xi) (a) commence any Litigation other than in accordance with past practice, (b) settle any Litigation involving any Liability of any PBF Company for material money damages or restrictions upon the operations of any PBF Company, or, (c) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

(xii) enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices, or not consistent with applicable Laws; or

(xiii) fail to file timely any report required to be filed by it with any Regulatory Authority; or

(xiv) make any Loan or advance to any 5% stockholder, director or officer of PBF or any of the PBF Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of PBF or any of its Subsidiaries) of any of the foregoing, except for advances under unfunded loan commitments in existence on the date of this Agreement and specifically described on Schedule 7.2(xiv) or renewals of any Loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original Loan or advance; or

(xv) cancel without payment in full, or modify in any material respect any Contract relating to, any loan or other obligation receivable from any 5% stockholder, director or officer of any PBF Company or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of PBF or any of its Subsidiaries) of any of the foregoing; or

(xvi) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any PBF Company or any member of the immediate family of the foregoing, or any Related Interest (Known to PBF or any of its Subsidiaries) of any of the foregoing; or

(xvii) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration; or

(xviii) file any application to relocate or terminate the operations of any banking office; or

(xix) except in accordance with applicable Law, change its or any of its Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect; or

(xx) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the regulatory approvals required in order to consummate the transactions provided for in this Agreement; or

(xxi) take any action that would cause the transactions provided for in this Agreement to be subject to requirements imposed by any Takeover Law, and PBF shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect; or

(xxii) make or renew any Loan to any Person (including, in the case of an individual, his or her immediate family) who or that (directly or indirectly as though a Related Interest or otherwise) owes, or would as a result of such Loan or renewal owe, any PBF Company more than an aggregate of $2,000,000 of secured indebtedness or more than $250,000 of unsecured indebtedness; or

(xxiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with PBF and PBF Bank’s past policies; or

(xxiv) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years (except for municipal bonds of any maturity after consultation by a Designated Representative of PBF with a Designated Representative of ANB), or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation; or

(xxv) except for residential real property owned by and reflected on the books of PBF or PBF Bank as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interests therein having a book value in excess of or in exchange for consideration in excess of $50,000; or

(xxvi) make or commit to make any capital expenditures individually in excess of $50,000, or in the aggregate in excess of $100,000.

7.3 Covenants of ANB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, ANB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of PBF, which consent shall not be unreasonably withheld:

(a) fail to file timely any report required to be filed by it with Regulatory Authorities, including the SEC; or

(b) take any action that would cause the ANB Common Stock to cease to be traded on NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the ANB Common Stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a violation of this Section 7.3(b).

7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its commercially reasonable efforts to prevent or promptly to remedy the same.

7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time, and PBF shall deliver to ANB copies of all such reports filed by PBF or its Subsidiaries promptly after the same are filed.

7.6 Acquisition Proposals.

(a) PBF shall not, nor shall it permit any of its Subsidiaries to, nor shall it or its Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes, any Acquisition Proposal, (ii) enter into any letter of intent or agreement related to any Acquisition Proposal other than a confidentiality agreement (each, an “Acquisition Agreement”) or (iii) participate in any discussions or negotiations regarding, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the PBF Stockholders’ Meeting, and without any breach of the terms of this Section 7.6(a), PBF receives an unsolicited bona fide written Acquisition Proposal from any Person that in the good faith judgment of the PBF Board is, or is reasonably likely to lead to the delivery of, a Superior Proposal, PBF may (x) furnish information (including non-public information) with respect to PBF to any such Person pursuant to a confidentiality agreement containing confidentiality provisions no more favorable to such Person than those in the Confidentiality Agreement between ANB and PBF, and (y) participate in negotiations with such Person regarding such Acquisition Proposal, if the PBF Board determines in good faith, after consultation with counsel, that failure to do so would likely result in a violation of its fiduciary duties under applicable Law.

(b) Except as set forth in Section 10.1(k), neither the PBF Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to ANB, the approval or recommendation by the PBF Board or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) authorize or permit PBF or any of its Subsidiaries to enter into any Acquisition Agreement.

(c) PBF agrees that it and its Subsidiaries shall, and PBF shall direct its and its Subsidiaries’ respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons with respect to any Acquisition Proposal. PBF agrees that it will notify ANB promptly (but no later than 24 hours) if, to PBF’s Knowledge, any Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations relating to an Acquisition Proposal are sought to be initiated or continued with, PBF, its Subsidiaries, or their officers, directors, employees, representatives or agents. The notice shall indicate the name of the Person making such Acquisition Proposal or taking such action and the material terms and conditions of any proposals or offers, and thereafter PBF shall keep ANB informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. PBF also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

7.7 NASDAQ Qualification. ANB shall, prior to the Effective Time, take commercially reasonable steps to ensure that all ANB Common Stock to be issued in the Merger is designated as a NASDAQ “national market system security” within the meaning of Rule 600 of Regulation NMS under the 1934 Act.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1 Regulatory Matters.

(a) ANB shall promptly prepare and file the S-4 Registration Statement with the SEC after the date hereof. ANB shall use its commercially reasonable efforts to have the S-4 Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Once the S-4 Registration Statement has been declared effective by the SEC, PBF shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of stockholders called to approve the Merger. ANB shall also use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transaction provided for in this Agreement, and

PBF shall furnish all information concerning PBF and the holders of PBF Common Stock as may be requested in connection with any such action. If at any time prior to the Effective Time of the Merger any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, PBF will promptly inform ANB and cooperate and assist ANB in preparing such amendment or supplement and mailing the same to the stockholders of PBF. Subject to Section 10.1(k) of this Agreement, the PBF Board shall recommend that the holders of PBF Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement.

(b) The Parties shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions provided for in this Agreement. ANB and PBF shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to ANB or PBF, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions provided for in this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions provided for in this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions provided for in this Agreement.

(c) ANB and PBF shall, upon request, furnish each other all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters that may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of ANB, PBF or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement.

(d) ANB and PBF shall promptly furnish each other with copies of all applications, notices, petitions and filings with all Regulatory Authorities, and all written communications received by ANB or PBF, as the case may be, or any of their respective Subsidiaries, Affiliates or associates from, or delivered by any of the foregoing to, any Regulatory Authority, in respect of the transactions provided for herein.

(e) ANB will indemnify and hold harmless PBF and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse PBF, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any ANB Company.

(f) PBF will indemnify and hold harmless ANB and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse ANB, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any PBF Company.

8.2 Access to Information.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to applicable Laws relating to the exchange of information, ANB and PBF shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other access to all its properties, books, contracts, commitments and records and, during such period, each of ANB and PBF shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or federal or state banking Laws (other than reports or documents which such Party is not permitted to disclose under applicable Law, in which case such Party shall notify the other Party of the nondisclosure and the nature of such information) and (ii) also other information concerning its business, properties and personnel as the other party may reasonably request.

(b) All information furnished by ANB to PBF or its representatives pursuant hereto shall be treated as the sole property of ANB and, if the Merger shall not occur, PBF and its representatives shall return to ANB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. PBF shall, and shall use its commercially reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in PBF’s possession prior to the disclosure thereof by ANB; (y) was then generally known to the public; or (z) was disclosed to PBF by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

(c) All information furnished by PBF or its Subsidiaries to ANB or its representatives pursuant hereto shall be treated as the sole property of PBF and, if the Merger shall not occur, ANB and its representatives shall return to PBF all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. ANB shall, and shall use its commercially reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in ANB’s possession prior to the disclosure thereof by PBF or any of its Subsidiaries; (y) was then generally known to the public; or (z) was disclosed to ANB by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

(d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

8.3 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each of PBF and ANB shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including without limitation obtaining of all of the Consents and satisfying the conditions contained in Article 9 hereof.

8.4 PBF Stockholders’ Meeting. PBF shall call a meeting of its stockholders (the “PBF Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the PBF Stockholders’ Meeting, (a) PBF shall prepare with the assistance of ANB a notice of meeting; (b) ANB shall furnish all information concerning it that PBF may reasonably request in connection with conducting the PBF Stockholders’ Meeting; (c) ANB shall prepare and furnish to PBF, for printing, copying and for distribution to PBF’s stockholders at PBF’s expense, the form of the Proxy Statement/Prospectus; (d) PBF shall furnish all information concerning it that ANB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) subject to Section 10.1(k) of this Agreement, the PBF Board shall recommend to its stockholders the approval of this Agreement; and (f) PBF shall use its best efforts to obtain its stockholders’ approval. The Parties will use their commercially reasonable efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to filing with the SEC and delivery to PBF’s stockholders. PBF will use its commercially reasonable efforts to deliver notice of the Stockholders’ Meeting and the Proxy Statement/Prospectus as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

8.5 Certificate of Objections. As soon as practicable (but in no event more than three (3) business days) after the PBF Stockholders’ Meeting, PBF shall deliver to ANB a certificate of the Secretary of PBF containing the names of the stockholders of PBF that both (a) gave written notice prior to the taking of the vote on this Agreement at the PBF Stockholders’ Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement (“Certificate of Objections”). The Certificate of Objections shall include the number of shares of PBF Common Stock held by each such stockholder and the mailing address of each such stockholder.

8.6 Publicity. Neither ANB nor PBF shall, or shall permit any of their respective Subsidiaries or affiliates to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public disclosure concerning, the transactions provided for in this Agreement without the consent of the other Party, which consent will not be unreasonably withheld; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which it deems necessary or advisable, with the advice of counsel, in order to satisfy such Party’s disclosure obligations imposed by Law or the rules of NASDAQ.

8.7 Expenses. All costs and expenses incurred in connection with the transactions provided for in this Agreement, including without limitation, registration fees, printing fees, mailing fees, attorneys’ fees, accountants’ fees, other professional fees and costs related to expenses of officers and directors of PBF and the PBF Companies, shall be paid by the party incurring such costs and expenses; provided, however, without the consent of ANB, all such costs and expenses incurred by PBF and the PBF Companies shall not exceed $85,000 in the aggregate, exclusive of the Advisory Fee. Each Party hereby agrees to and shall indemnify the other Party against any liability arising from any such fee or payment incurred by such Party. Nothing contained herein shall limit either Party’s rights under Article 10 to recover any damages arising out of a Party’s willful breach of any provision of this Agreement.

8.8 Failure to Close.

(a) ANB expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

(b) PBF expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

8.9 Fairness Opinion. The PBF Board has engaged Burke Capital Group, LLC (the “PBF Financial Advisor”) to act as advisor to the PBF Board during the transaction and to opine separately as to the fairness from a financial point of view of the total consideration to the PBF shareholders. PBF has received from the PBF Financial Advisor an opinion that, as of the date hereof, the total consideration to the PBF shareholders is fair to the shareholders of PBF from a financial point of view. PBF may elect to have the final fairness opinion updated immediately prior to the Effective Time in order to account for any Material Adverse Effect that may have occurred with regard to ANB.

8.10 Tax Treatment. Each of the Parties undertakes and agrees to use its commercially reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify as a “reorganization” within the meaning of Section 368(a) of the IRC for federal income tax purposes.

8.11 Agreement of Affiliates. PBF has disclosed on Schedule 8.11 each Person whom it reasonably believes is an “affiliate” of PBF for purposes of Rule 145 under the 1933 Act. PBF shall cause each such Person to deliver to ANB not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit B providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of PBF Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of ANB Common Stock to be received by such Person upon consummation of the Merger, except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and ANB shall be entitled to place restrictive legends upon certificates for shares of ANB Common Stock issued to affiliates of PBF pursuant to this Agreement to enforce the provisions of this Section 8.11). ANB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of ANB Common Stock by such affiliates.

8.12 Environmental Audit; Title Policy; Survey.

(a) At the election of ANB, PBF will procure and deliver, at PBF’s expense, with respect to each parcel of real property that any of the PBF Companies owns, leases, subleases or is obligated to purchase, at least thirty (30) days prior to the Effective Time, whatever environmental audits as ANB may request, which audits shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to ANB.

(b) At the election of ANB, PBF will, at PBF’s expense, with respect to each parcel of real property that PBF or PBF Bank owns, leases, subleases or is obligated to purchase, procure and deliver to ANB, at least thirty (30) days prior to the Effective Time, a commitment to issue title insurance in such amounts and by such insurance company reasonably acceptable to ANB, which policy shall be free of all material Liens and exceptions to ANB’s reasonable satisfaction.

(c) At the election of ANB, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to subsection (b) above, PBF, at PBF’s expense, will procure and deliver to ANB at least thirty (30) days prior to the Effective Time, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to ANB, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof. Such surveys shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time. In addition, PBF shall deliver to

ANB a complete legal description for each parcel of real estate or interest owned, leased or subleased by any PBF Company or in which any PBF Company has any ownership or leasehold interest.

8.13 Compliance Matters. Prior to the Effective Time, PBF shall take, or cause to be taken, all commercially reasonable steps requested by ANB to cure any deficiencies in regulatory compliance by PBF or PBF Bank; provided, however, that ANB shall not be responsible for discovering such defects, shall not have any obligation to disclose the existence of such defects to PBF, and shall not have any liability resulting from such deficiencies or attempts to cure them.

8.14 Conforming Accounting and Reserve Policies. At the request of ANB, PBF shall immediately prior to Closing establish and take such charge offs, reserves and accruals as ANB reasonably shall request to conform PBF Bank’s loan, accrual, capital, reserve and other accounting policies to the policies of ANB (collectively, the “Conforming Adjustments”).

8.15 Notice of Deadlines. Schedule 8.15 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which PBF or PBF Bank is a party.

8.16 Fixed Asset Inventory. At ANB’s request, at least thirty (30) days prior to the Effective Time, PBF shall take, or shall cause to be taken, an inventory of all fixed assets of the PBF Companies to verify the presence of all items listed on their respective depreciation schedules, and PBF shall allow ANB’s representatives, at the election of ANB, to participate in or be present for such inventory and shall deliver to ANB copies of all records and reports produced in connection with such inventory.

8.17 Director’s and Officer’s Indemnification.

(a) For a period of three (3) years after the Effective Time, ANB shall indemnify each director and executive officer of PBF (an “Indemnified Party”) against all liabilities arising out of actions or omissions occurring upon or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the maximum extent permitted under the articles of incorporation and bylaws of PBF as in effect on the date of this Agreement, subject to (i) the limitations and requirements of such articles of incorporation and bylaws, and (ii) applicable Law, including, without limitation, Sections 14-2-850 through 14-2-859 of the GBCC. During the period beginning on the third anniversary of the Effective Time and ending on the sixth anniversary of the Effective Time, ANB shall indemnify each Indemnified Party against all liabilities arising out of actions or omissions occurring upon or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement) to the extent mandated under the articles of incorporation and bylaws of PBF as in effect on the date of this Agreement, subject to (i) the limitations and requirements of such articles of incorporation and bylaws, and (ii) applicable Law, including, without limitation, Sections 14-2-850 through 14-2-859 of the GBCC.

(b) Any Indemnified Party wishing to claim indemnification under Section 8.17(a) above upon learning of any such liability or litigation shall promptly notify ANB thereof. In the event of any claim or litigation that may give rise to indemnity obligations on the part of ANB

(whether arising before or after the Effective Time), (i) ANB shall have the right to assume the defense thereof, and ANB shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if ANB elects not to assume such defense, or if counsel for the Indemnified Party advises in good faith that there are substantive issues that raise conflicts of interest between ANB and the Indemnified Party under the rules of professional ethics, the Indemnified Party may retain counsel satisfactory to him or her, and ANB shall pay all reasonable fees and expenses of such counsel for the Indemnified Party; provided, that ANB shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) all Indemnified Parties will cooperate in the defense of any such litigation; and (iii) ANB shall not be liable for any settlement effected without its prior written consent; and provided further, that ANB shall not have any obligation hereunder to the extent such arrangements are prohibited by applicable Law.

8.18 Assumption of Trust Preferred Obligations. ANB acknowledges that (i) the Trusts hold Floating Rate Junior Subordinated Debentures (“Debentures”) issued by PBF under a Junior Subordinated Indenture between PBF and Wilmington Trust Company, as trustee, dated as of December 20, 2002, and a Junior Subordinated Indenture between PBF and JP Morgan Chase Bank, N.A., as trustee, dated as of March 29, 2005 (collectively, the “Indentures”), (ii) the Trusts have issued Floating Rate Preferred Securities (the “Trust Preferred”) under an Amended and Restated Trust Agreement by and between PBF and Wilmington Trust Company, as trustee and Delaware trustee, dated as of December 20, 2002, and an Amended and Restated Declaration of Trust by and among PBF, JP Morgan Chase Bank, N.A., as institutional trustee, Chase Bank USA, N.A., as Delaware trustee, and certain administrative trustees, dated as of March 29, 2005 (collectively, the “Trust Agreements”), and (iii) PBF has issued guarantees (the “Guarantees”) related to the Trust Preferred pursuant to a Guarantee Agreement by and between PBF and Wilmington Trust Company, as trustee, dated as of December 20, 2002, and a Guarantee Agreement by and between PBF and JPMorgan Chase Bank, N.A., as trustee, dated as of March 29, 2005 (collectively, the “Guarantee Agreements”). Subject to the provisions of this Agreement, ANB shall upon the Effective Time expressly assume all of PBF’s obligations under the Indentures and the Guarantees (including, without limitation, being substituted for PBF) and execute any and all documents, instruments and agreements, including any supplemental indentures, required by the Indentures, the Trust Agreements, the Guarantee Agreements, the Debentures, the Guarantees or the Trust Preferred and thereafter shall perform all of PBF’s obligations with respect to the Debentures, the Guarantees and the Trust Preferred (the “Trust Preferred Assumption”). PBF shall use commercially reasonable efforts to obtain the Consents of the Trustees to any supplemental indentures or other documents, instruments or agreements and to take such other actions as are required to evidence such assumption by ANB, and ANB shall cooperate in good faith with such efforts. In addition, PBF shall use commercially reasonable efforts to obtain the Consents of all necessary parties (i) as required by the Indentures, to a supplemental indenture to each of the Indentures that shall expressly state that the Debentures shall rank pari passu to ANB’s outstanding trust preferred related debentures in all respects (the “Pari Passu Supplemental Indentures”), (ii) as required by the Guarantee Agreements, to an amendment to each of the Guarantee Agreements that shall expressly state that the Guarantees shall rank pari passu to ANB’s outstanding trust preferred related debentures and related guarantees in all respects (the “Pari Passu Guarantees”), and (iii) as required by the Trust Agreements, to an amendment to each Trust Agreement that shall expressly state that ANB is substituted for PBF in all respects under the Trust Agreement (the “Succession Amendments”), and ANB shall cooperate in good faith with such efforts.

8.19 401(k) Plan. Prior to the Effective Time, PBF shall take all steps that, in the reasonable determination of ANB, are necessary or advisable to terminate the PBF 401(k) Plan effective immediately prior to the Effective Time. Upon the Effective Time, the employees of the PBF Companies who were eligible to participate in the PBF 401(k) Plan will be eligible to participate in ANB’s 401(k) plan and will be granted credit for their service with the PBF Companies for purposes of participation and vesting in ANB’s 401(k) Plan.

8.20 Employment Agreements. The parties will use all reasonable efforts to ensure that Monty G. Watson and Kelly J. Johnson have entered into new Employment/Non-Compete Agreements with PBF Bank prior to the Closing on terms and conditions acceptable to ANB and the parties to the new Employment/Non-Compete Agreements.

8.21 Section 280G Matters. Prior to the Closing, ANB and PBF will work together in good faith to attempt to implement mutually satisfactory arrangements such that the Merger will not trigger or result in any payment, including without limitation any “excess parachute payment” as defined in Section 280G of the IRC, that could be disallowed as a deduction or result in the payment of excise taxes under Section 280G of the IRC.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.4 of this Agreement:

(a) Stockholder Approval. The stockholders of PBF shall have approved this Agreement by the requisite vote, and the consummation of the transactions provided for herein, as and to the extent required by Law and by the provisions of any governing instruments, and PBF shall have furnished to ANB certified copies of resolutions duly adopted by its stockholders evidencing same.

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all notice and waiting periods required by Law to have passed after receipt of such Consents shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

(c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

(d) Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions provided for in this Agreement. No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the ANB Board or the PBF Board, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

(e) Tax Opinion. PBF and ANB shall have received a written opinion of counsel from Maynard, Cooper & Gale, P.C. in form reasonably satisfactory to them (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the IRC, (ii) the exchange in the Merger of PBF Common Stock for ANB Common Stock will not give rise to gain or loss to the stockholders of PBF with respect to such exchange (except to the extent of any cash received), and (iii) neither PBF nor ANB will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the IRC). In rendering such Tax Opinion, counsel for ANB shall be entitled to rely upon representations of officers of PBF and ANB reasonably satisfactory in form and substance to such counsel.

(f) S-4 Registration Statement Effective. The S-4 Registration Statement shall have been declared effective under the 1933 Act by the SEC and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by the SEC. ANB shall have received all state securities Laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the ANB Common Stock pursuant to the terms of this Agreement.

9.2 Conditions to Obligations of ANB. The obligations of ANB to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by ANB pursuant to subsection 11.4(a) of this Agreement:

(a) Representations and Warranties. The representations and warranties of PBF set forth or referred to in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this

Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b) Performance of Obligations. Each and all of the agreements, obligations and covenants of PBF to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. PBF shall have delivered to ANB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to ANB’s obligations set forth in subsections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the PBF Board and the PBF stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as ANB and its counsel shall request.

(d) Opinion of Counsel. PBF shall have delivered to ANB an opinion of Powell Goldstein LLP, counsel to PBF, dated as of the Closing, in substantially the form of Exhibit C hereto.

(e) Net Worth and Capital Requirements. Immediately prior to the Effective Time, PBF and PBF Bank shall have a minimum net worth of at least $34 million and $40 million, respectively (or, if the Executive and Director Supplemental Retirement Plans identified on Schedule 5.14(a) are cashed out prior to the Effective Time, $32.5 million and $38.0 million, respectively). For purposes of this Section 9.2(e), “net worth” shall mean, without regard to the Conforming Adjustments, the sum of the amounts set forth on the balance sheet as stockholders’ equity (including the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus), less the sum of (i) any amounts at which shares of capital stock of such person appear on the asset side of the balance sheet and (ii) any amounts due from or owed by any Subsidiary thereof; provided, however, that unrealized gains or losses on securities classified as “available for sale” shall be disregarded for purposes of calculating “net worth.”

(f) Comfort Letter. ANB shall have received from Porter Keadle Moore, LLP, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of PBF as ANB may reasonably request.

(g) Conforming Adjustments. The Conforming Adjustments shall have been made to the satisfaction of ANB in its sole discretion.

(h) 280G Matters. ANB shall be satisfied in its sole discretion, either through mutually agreeable pre-Closing amendments, shareholder approval or otherwise, that PBF shall have taken any and all reasonably necessary steps such that the Merger will not trigger any

“excess parachute payment” (as defined in Section 280G of the IRC) under any employment agreements, change in control agreements, PBF Benefit Plans, supplemental compensation, retirement or similar arrangements between a PBF Company and any officers, directors, or employees thereof.

(i) Employment Agreements. (i) ANB shall have received documentation reasonably satisfactory to ANB that any and all employment agreements, change in control agreements, severance agreements, and similar agreements between any PBF Company and any individual shall be terminated as of the Effective Time on terms and conditions satisfactory to ANB; and (ii) each of Monty G. Watson, Kelly J. Johnson, Jim Olson, Tammy Kraus, Bob Cash, Chuck Oliver, Fran Fuchs, and Richard Sikes shall have entered into a new Employment / Non-Compete Agreement with PBF Bank on terms and conditions acceptable to ANB.

(j) Regulatory Matters. No agency or department of federal, state or local government or any Regulatory Authority or the staff thereof shall have (i) asserted that any PBF Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required any PBF Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, that, in the reasonable estimation of ANB, restricts or impairs the conduct of such PBF Company’s business or future prospects.

(k) Absence of Adverse Facts. There shall have been no determination by ANB in good faith that any fact, litigation, claim, event or condition exists or has occurred that, in the judgment of ANB, (i) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, PBF or PBF Bank or the consummation of the transactions provided for in this Agreement, (ii) would be of such significance with respect to the business or economic benefits expected to be obtained by ANB pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, or (iii) would be materially adverse to the interests of ANB on a consolidated basis.

(l) Consents Under Agreements.

(1) PBF shall have obtained the Consents and taken the actions set forth on Schedule 5.4(f) and as described in Section 8.18 with respect to the Debentures, the Guarantees and the Trust Preferred, including, without limitation, the Consents necessary to the Pari Passu Supplemental Indentures, the Pari Passu Guarantees and the Succession Amendments. Additionally, the Trustees shall have received a written opinion of counsel from counsel to PBF, reasonably satisfactory to ANB, covering, among other matters, the following: (i) that the Merger and the substitution of ANB for PBF under the Indentures, the Guarantee Agreements and the Trust Agreements is permitted by the terms of the Indentures, the Guarantee Agreements and the Trust Agreements, respectively; (ii) that the adoption of the Pari Passu Supplemental Indentures is permitted by the Indentures; (iii) that the adoption of the Pari Passu Guarantees is permitted by the Guarantee Agreements; and (iv) that the Succession Amendments are permitted by the Trust Agreements.

(2) PBF shall have obtained all other consents or approvals of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to, or the continuation by PBF Bank or any other PBF Subsidiary of, as the case may be, any obligation, right or interest of PBF, PBF Bank or such PBF Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license, Contract or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the reasonable opinion of ANB, individually or in the aggregate, have a Material Adverse Effect on either the Surviving Corporation, PBF Bank, or any other PBF Subsidiary at issue.

(m) Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of ANB, any material adverse requirement upon ANB or any ANB Subsidiary, including without limitation any requirement that ANB sell or dispose of any significant amount of the assets of PBF, PBF Bank and their respective subsidiaries, or any other ANB Subsidiary, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of PBF or any ANB Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

(n) Certification of Claims. PBF shall have delivered a certificate to ANB that PBF is not aware of any pending, threatened or potential claim against the directors or officers of PBF or PBF Bank or under the directors and officers insurance policy or the fidelity bond coverage of PBF or any PBF Company.

(o) Loan Portfolio. There shall not have been any material increase since the date of this Agreement in the Loans required to be described in Schedule 5.9(a)(iv).

(p) PBF 401(k) Plan. ANB shall have received such evidence and documentation as it shall have reasonably requested to effectuate the termination of the PBF’s 401(k) Plan.

(q) Legal Proceedings. No action, proceeding or claim shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action, claim or proceeding by any Person, against any PBF Company and/or their respective officers or directors which would result in a Material Adverse Effect on such PBF Company.

(r) Line of Credit. Without any penalty or other cost or additional expense to ANB, PBF or PBF Bank, PBF shall have paid off in full and terminated its line of credit with The Bankers Bank, and all Liens and collateral for such loan, including without limitation all shares of capital stock of PBF Bank, shall have been released in full.

(s) [Reserved]

9.3 Conditions to Obligations of PBF. The obligations of PBF to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by PBF pursuant to subsection 11.4(b) of this Agreement:

(a) Representations and Warranties. The representations and warranties of ANB set forth or referred to in this Agreement and in any certificate of document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b) Performance of Obligations. Each and all of the agreements, obligations and covenants of ANB to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. ANB shall have delivered to PBF (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to PBF’s obligations set forth in subsections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the ANB Board evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as PBF and its counsel shall request.

(d) Opinion of Counsel. ANB shall have delivered to PBF an opinion of Maynard, Cooper & Gale, P.C., counsel to ANB, dated as of the Effective Time, in substantially the form of Exhibit D hereto.

(e) Comfort Letter. PBF shall have received from PricewaterhouseCoopers, LLP, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of ANB as PBF may reasonably request.

(f) Fairness Opinion. The fairness opinion shall not have been withdrawn by the PBF Financial Advisor for good reason.

(g) ANB Common Stock. The ANB Common Stock to be issued in the Merger shall have been qualified as a NASDAQ “national market system security” pursuant to Section 7.7 hereof.

(h) Regulatory Matters. No agency or department of federal, state or local government, or any Regulatory Authority or the staff thereof shall have (i) asserted that any ANB Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, or (ii) issued, or required any ANB Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking that, in the reasonable estimation of PBF, restricts or impairs the conduct of such ANB Company’s business or future prospects.

ARTICLE 10

TERMINATION

10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of PBF, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual written consent of the ANB Board and the PBF Board; or

(b) by the ANB Board or the PBF Board in the event of an inaccuracy of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

(c) by the ANB Board or the PBF Board in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

(d) by the ANB Board or the PBF Board (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such Authority is not appealed within the time limit for appeal, or (ii) the stockholders of PBF fail to vote their approval of this Agreement and the transactions provided for herein as required by applicable Law at its Stockholders’ Meeting where the transactions are presented to such PBF stockholders for approval and voted upon; or

(e) by the ANB Board, if, notwithstanding any disclosures in the Schedules attached hereto or otherwise, (i) there shall have occurred any Material Adverse Effect with respect to PBF, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to PBF, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by PBF of notice in writing from ANB specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(f) by the PBF Board, if (i) there shall have occurred any Material Adverse Effect with respect to ANB, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to ANB, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by ANB of notice in writing from PBF specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(g) by the ANB Board or the PBF Board if the Merger shall not have been consummated by January 31, 2007, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or

(h) by the ANB Board or the PBF Board if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement and such failure was not the fault of the terminating party; or

(i) by the ANB Board if the holders of in excess of ten percent (10%) of the outstanding shares of PBF Common Stock properly assert their dissenters’ rights of appraisal pursuant to the Dissenter Provisions; or

(j) by the ANB Board if (i) the PBF Board shall have withdrawn, or adversely modified, or failed upon ANB’s request to reconfirm its recommendation of the Merger or this Agreement, (ii) the PBF Board shall have approved or recommended to the stockholders of PBF that they approve an Acquisition Proposal other than that contemplated by this Agreement, (iii) PBF fails to call the PBF Stockholders’ Meeting or otherwise breaches its obligations in Section 8.4 hereof, or (iv) any Person (other than PBF or an Affiliate of PBF) or group becomes the beneficial owner of 25% or more of the outstanding shares of PBF Common Stock; or

(k) by the PBF Board if (i) the PBF Board authorizes PBF, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal and PBF notifies ANB in writing that it intends to enter into such an agreement, and (ii) ANB does not make, within seven (7) business days of the receipt of PBF’s written notification of its intent to enter into a definitive agreement for a Superior Proposal, an offer that the PBF Board determines, in good faith after consultation with its financial advisors, is at least as favorable, in the aggregate, to the stockholders of PBF as the Superior Proposal. Any termination under this Section 10.1(k) shall be subject to ANB’s receipt of the Termination Fee as set forth in Section 10.2(b) below, and if such amount is not received by ANB in accordance therewith, any purported termination pursuant to this Section 10.1(k) shall be null and void. PBF agrees (x) that it will not enter into a definitive agreement referred to in clause (i) above until at least the tenth (10th) business day after it has provided the notice to ANB required thereby, and (y) to notify ANB promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification; or

(l) by the PBF Board in the event that the Average Quoted Price is below $54.00.

10.2 Effect of Termination.

(a) In the event of a termination of this Agreement by either the ANB Board or the PBF Board as provided in Section 10.1, this Agreement shall become void and there shall be no Liability or obligation on the part of ANB or PBF or their respective officers or directors, except that this Section 10.2 and Article 11 and Sections 8.2 and 8.7 of this Agreement shall survive any such termination; provided, however, that nothing herein shall relieve any breaching Party from Liability for an uncured willful or breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

(b) In the event that this Agreement is terminated (i) by the ANB Board pursuant to Section 10.1(j) or (ii) by the PBF Board pursuant to Section 10.1(k), then PBF shall, in the case of clause (i), one business day after the date of such termination or, in the case of clause (ii), on the date of such termination, pay to ANB, by wire transfer of immediately available funds, the amount of $4,000,000 (the “Termination Fee”).

(c) In the event that (i) after the date hereof an Acquisition Proposal shall have been publicly disclosed or any Person shall have publicly disclosed that, subject to the Merger being disapproved by PBF stockholders or otherwise rejected, it will make an Acquisition Proposal with respect to PBF and thereafter this Agreement is terminated by the ANB Board or the PBF Board pursuant to Section 10.1(d)(ii), and (ii) concurrently with such termination or within nine months of such termination PBF enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then PBF shall, upon the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal, pay to ANB, by wire transfer of immediately available funds, the Termination Fee.

(d) PBF acknowledges that the agreements contained in Sections 10.2(b) and 10.2(c) are an integral part of the transactions provided for in this Agreement, and that, without these agreements, ANB would not enter into this Agreement; accordingly, if PBF fails to promptly pay the amount due pursuant to Section 10.2(b) or Section 10.2(c), as the case may be, and, in order to obtain such payment, ANB commences a suit which results in a judgment for any of the Termination Fee, PBF shall pay ANB its costs and expenses (including attorneys’ fees) in connection with such suit.

10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

ARTICLE 11

MISCELLANEOUS

11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Acquisition Agreement” shall have the meaning provided in Section 7.6(a) of this Agreement.

“Acquisition Proposal,” with respect to PBF, means a tender or exchange offer, proposal for a merger, acquisition of all the stock or Assets of, consolidation or other business combination involving PBF or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, Assets or deposits of, PBF or any of its Subsidiaries, including a plan of liquidation of PBF or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Act” shall have the meaning provided in Section 5.32 of this Agreement.

“Additional Optional Cash Consideration Per Share” shall have the meaning provided in Section 3.1(b)(2) of this Agreement.

“Advisory Fee” shall have the meaning provided in Section 5.24 of this Agreement.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to “the date of this Agreement,” “the date hereof” and words of similar import shall refer to the date this Agreement was first executed, as indicated in the introductory paragraph on the first page hereof.

“ANB” shall mean Alabama National BanCorporation, a Delaware corporation.

“ANB Board” shall mean the Board of Directors of ANB.

“ANB Common Stock” shall mean the $1.00 par value common stock of ANB.

“ANB Companies” shall mean, collectively, ANB and all ANB Subsidiaries.

“ANB Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of ANB as of December 31, 2005, 2004 and 2003, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by ANB to PBF, and (ii) the unaudited consolidated balance sheets of ANB (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) delivered by ANB to PBF with respect to periods ended subsequent to December 31, 2005.

“ANB Option” shall have the meaning given to such term in Section 3.1(c) hereof.

“ANB Subsidiaries” shall mean the Subsidiaries of ANB.

“Articles of Merger” shall mean the Articles of Merger to be signed by ANB and PBF and filed with the Secretary of State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Quoted Price” shall mean the price (rounded to two decimal places) derived by adding the averages of the high and low sales price of one share of ANB Common Stock as reported on NASDAQ on each of the ten (10) consecutive trading days ending on the fifth business day prior to the date of the Closing, and dividing such sum by ten (10).

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Certificate of Objections” shall have the meaning provided in Section 8.5 of this Agreement.

“Closing” shall mean the closing of the Merger and the other transactions provided for herein, as described in Section 1.2 of this Agreement.

“Conforming Adjustments” shall have the meaning provided in Section 8.14 of this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, debenture, instrument, trust agreement, guarantee, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Cutoff” shall have the meaning provided in Section 4.2 of this Agreement.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Debentures” shall have the meaning provided in Section 8.18 of this Agreement.

“Designated Representative”

(a) with respect to PBF shall mean Monty G. Watson; and/or Kelly J. Johnson.

(b) with respect to ANB shall mean John H. Holcomb, III; William E. Matthews, V; and/or Richard Murray, IV.

“Dissenter Provisions” shall have the meaning provided in Section 3.4 of this Agreement.

“Dollar Equivalent Per Share Consideration” shall have the meaning provided in Section 3.1(b)(2) of this Agreement.

“Effective Time” shall mean the date and time at which the Merger becomes effective as provided in Section 1.3 of this Agreement.

“Employment Laws” shall mean all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, unemployment wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing, including, but not limited to, 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, Workers’ Compensation, Uniformed Services Employment and Re-Employment Rights Act of 1994, Older Workers Benefit Protection Act, Pregnancy Discrimination Act and the Worker Adjustment and Retraining Notification Act.

“Environmental Laws” shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning provided in Section 5.14(c) of this Agreement.

“Exchange Agent” shall mean Computershare Trust Company, N.A.

“Exchange Ratio” shall have the meaning given such term in Section 3.1(b) of this Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FRB” or “Federal Reserve Board” shall mean Board of Governors of the Federal Reserve System.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“GBCC” shall mean the Georgia Business Corporation Code.

“Guarantees” shall have the meaning provided in Section 8.18 of this Agreement.

“Guarantee Agreements” shall have the meaning provided in Section 8.18 of this Agreement.

“Hazardous Material” shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar federal, state or local Law.

“Indemnified Party” shall have the meaning provided in Section 8.17(a) of this Agreement.

“Indentures” shall have the meaning provided in Section 8.18 of this Agreement.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Loan Property” shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Loans” shall have the meaning set forth in Section 5.9(a)(i) of this Agreement.

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” on a Party shall mean an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; provided that “material adverse impact” shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies and (z) the Merger or the announcement of the Merger on the operating performance of the Parties.

“Merger” shall mean the merger of PBF with and into ANB referred to in the Preamble of this Agreement.

“Minimum Dollar Equivalent Per Share Consideration” shall have the meaning provided in Section 3.1(b)(2) of this Agreement.

“NASD” shall mean the National Market System of the National Association of Securities Dealers, Inc.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations System.

“OCC” shall mean the Office of the Comptroller of the Currency.

“Order” shall mean any administrative decision or award, decrees, injunction, judgment, regulation, directive, consent agreement, memorandum of understanding, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Pari Passu Guarantees” shall have the meaning provided in Section 8.18 of this Agreement.

“Pari Passu Supplemental Indentures” shall have the meaning provided for in Section 8.18 of this Agreement.

“Participation Facility” shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

“Party” shall mean either PBF or ANB, and “Parties” shall mean both PBF and ANB.

“PBF” shall mean The PB Financial Services Corporation, a Georgia corporation.

“PBF Allowance” shall have the meaning provided for in Section 5.9(a)(v) of this Agreement.

“PBF Bank” shall mean The Peachtree Bank, a Georgia banking corporation.

“PBF Benefit Plans” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“PBF Board” shall mean the Board of Directors of PBF.

“PBF Call Reports” shall mean (i) the Reports of Income and Condition of PBF Bank for the years ended December 31, 2005, 2004 and 2003, as filed with the FRB; (ii) the Reports of Income and Condition of PBF Bank delivered by PBF to ANB with respect to periods ended subsequent to December 31, 2005; (iii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of PBF for the years ended December 31, 2005, 2004 and 2003; and (iv) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of PBF with respect to periods ended subsequent to December 31, 2005.

“PBF Certificate” shall have the meaning provided in Section 4.2 of this Agreement.

“PBF Common Stock” shall mean the $5.00 par value common stock of PBF.

“PBF Companies” shall mean, collectively, PBF and all PBF Subsidiaries.

“PBF Contracts” shall have the meaning set forth in Section 5.15 of this Agreement.

“PBF ERISA Plan” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“PBF Financial Advisor” shall have the meaning set forth in Section 8.9 of this Agreement.

“PBF Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of PBF as of December 31, 2005, 2004 and 2003, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, together with the report thereon of Porter Keadle Moore, LLP, independent certified public accountants, and (ii) the unaudited consolidated balance sheets of PBF (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2005.

“PBF Option” shall have the meaning provided in Section 3.1(c) of this Agreement.

“PBF Pension Plan” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“PBF Stock Option Plans” shall mean The PB Financial Services Corporation 1998 Outside Director Stock Incentive Plan and The Peachtree Bank 1998 Stock Option Plan, as amended.

“PBF Stockholders’ Meeting” shall mean the meeting of the stockholders of PBF to be held pursuant to Section 8.4 of this Agreement, including any adjournment or adjournments thereof.

“PBF Subsidiaries” shall mean the Subsidiaries of PBF, which shall include the PBF Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of PBF in the future and owned by PBF at the Effective Time.

“Permit” shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.18 of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the OCC, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

“Related Interest” shall have the meaning set forth in Section 5.15 of this Agreement.

“S-4 Registration Statement” shall have the meaning set forth in Section 5.18 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Subsidiaries” shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“Succession Amendments” shall have the meaning provided in Section 8.18 of this Agreement.

“Superior Proposal” means a bona fide written Acquisition Proposal which the PBF Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm, ANB agreeing that the PBF Financial Advisor is a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of “Superior Proposal”, the references to “more than 15%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority” and the definition of Acquisition Proposal shall only refer to a transaction involving PBF and not its Subsidiaries.

“Support Agreement” shall have the meaning provided in Section 1.4 of this Agreement.

“Surviving Corporation” shall mean ANB as the surviving corporation in the Merger.

“Takeover Laws” shall have the meaning set forth in Section 5.28 of this Agreement.

“Tax Opinion” shall have the meaning set forth in Section 9.1(e) of this Agreement.

“Taxes” shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

“Termination Fee” shall have the meaning set forth in Section 10.2(b) of this Agreement.

“Trust Agreements” shall have the meaning provided in Section 8.18 of this Agreement.

“Trust Preferred” shall have the meaning provided in Section 8.18 of this Agreement.

“Trust Preferred Assumption” shall have the meaning provided in Section 8.18 of this Agreement.

“Trustees” shall mean the persons serving as trustees under the Indentures, the Guarantee Agreements and the Trust Agreements.

“Trusts” shall have the meaning provided in Section 5.4(b) of this Agreement.

11.2 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.3 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of PBF Common Stock, there shall be made no amendment that pursuant to applicable Law requires further approval by the PBF stockholders without the further approval of the PBF stockholders.

11.4 Waivers.

(a) Prior to or at the Effective Time, ANB, acting through the ANB Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PBF, to waive or extend the time for the compliance or fulfillment by PBF of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ANB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ANB. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that ANB and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

(b) Prior to or at the Effective Time, PBF, acting through the PBF Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ANB, to waive or extend the time for the compliance or fulfillment by ANB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PBF under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PBF. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that PBF and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

11.5 Assignment. Except as expressly provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to PBF, then to:	The PB Financial Services Corporation
9570 Medlock Bridge Road
Duluth, Georgia 30097
Telecopy Number: (770) 814-8804

	Attention:	Monty G. Watson
President and Chief Executive Officer

with a copy to:	Powell Goldstein LLP
One Atlantic Center - Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, GA 30309-3488
Telecopy Number: (404) 572-6999

	Attention:	Walter G. Moeling, Esq.
Beth Lanier, Esq.

If to ANB, then to:	Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama 35203
Telecopy Number: (205) 583-3275

	Attention:	Mr. John H. Holcomb, III,
Chief Executive Officer

with a copy to:	Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 AmSouth/Harbert Plaza
Birmingham, Alabama 35203
Telecopy Number: (205) 254-1999

	Attention:	Mark L. Drew, Esq.
John P. Dulin, Jr., Esq.

11.7 Brokers and Finders. Except as provided in Section 5.24, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions or finders’ fees in connection with this

Agreement or the transactions provided for herein. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by PBF or ANB, each of PBF and ANB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

11.9 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

11.10 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are for reference purposes only and are not part of this Agreement.

11.11 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any dispute or action between the Parties arising out of this Agreement, including any litigation, arbitration, and appellate proceedings (and efforts to enforce the judgment, award or other disposition of any of the same), the prevailing party shall be entitled to have and recover from the other Party all reasonable fees, costs and expenses incurred in connection with such dispute or action (including reasonable attorneys’ fees).

11.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.13 Construction of Terms. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

11.14 Schedules. The disclosures in the Schedules to this Agreement, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the covenants or statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the covenants and statements in the body of this Agreement will control.

11.15 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

11.16 No Third Party Beneficiaries. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly contemplated by this Agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.

THE PB FINANCIAL SERVICES CORPORATION

Attest:

By:	/s/ Kelly J. Johnson	By:	/s/ Monty G. Watson
	Kelly J. Johnson		Monty G. Watson
	Its: Secretary		Its: President and Chief Executive Officer

[CORPORATE SEAL]
ALABAMA NATIONAL BANCORPORATION

Attest:

By:	/s/ Kimberly Moore	By:	/s/ John H. Holcomb, III
	Kimberly Moore		John H. Holcomb, III
	Its: Secretary		Its: Chief Executive Officer

[CORPORATE SEAL]

List of Exhibits

Exhibit A:	Form of Support Agreement

Exhibit B:	Form of Rule 145 Affiliate Agreement

Exhibit C:	Form of Opinion of Powell Goldstein LLP

Exhibit D:	Form of Opinion of Maynard, Cooper & Gale, P.C.

Exhibit A

Form of Support Agreement

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of the      day of                     , 2006, by and between the undersigned, a resident of the State of Georgia, and ALABAMA NATIONAL BANCORPORATION, a Delaware corporation (“ANB”).

On even date herewith, ANB and The PB Financial Services Corporation, a Georgia corporation (“PBF”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of PBF with and into ANB (the “Merger”) and the conversion of the issued and outstanding shares of the common stock of PBF (“PBF Common Stock”) into shares of the common stock of ANB. The Merger Agreement is subject to the affirmative vote of the shareholders of PBF, the receipt of certain regulatory approvals and the satisfaction of other conditions. Capitalized terms not otherwise defined herein have the meanings assigned in the Merger Agreement.

The undersigned is the beneficial owner (as defined by Rule 13d-3 of the Securities Exchange Act of 1934) of                                          shares of PBF Common Stock (collectively, “Shares”). As a material inducement for ANB to enter into the Merger Agreement, the undersigned is entering into this Agreement with ANB to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of PBF with respect to the Shares.

NOW, THEREFORE, in consideration of the transactions provided for in the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

1. Without the prior written consent of ANB, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement except (i) transfers in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2 and 3 of this Agreement as fully as the undersigned, or (ii) to ANB pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement vote the Shares to approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange or acquisition.

2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority in favor of the Merger Agreement and all of the transactions provided for therein, including without limitation the Merger, at any meeting of shareholders of PBF (or any adjournment thereof) called to vote on the Merger Agreement or the Merger or in any other circumstance upon which a vote, consent or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to ANB upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have relating to Shares for which the undersigned holds the right to agree to such waivers.

3. Except as otherwise provided in this Agreement, at any meeting of shareholders of PBF or at any adjournment thereof or any other circumstances upon which their vote, consent or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (i) against any merger agreement, share exchange or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation or winding-up of or by PBF or (ii) any amendment of PBF’s Articles of Incorporation or Bylaws or other proposal or transaction involving PBF or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions provided for therein.

4. The undersigned acknowledges and agrees that ANB could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that ANB, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

5. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the date on which the Merger Agreement is terminated in accordance with the terms and conditions of Article 10 thereof; provided, however, that if the Merger Agreement is terminated pursuant to Section 10.1(j) or 10.1(k) thereof, this Agreement will remain in full force and effect unless and until the ANB has received the Termination Fee.

6. This Agreement shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of ANB and its Subsidiaries and their respective successors and assigns.

7. Any proceeding to enforce the provisions of this Agreement or the declaration of any rights arising from the provisions of this Agreement shall only be brought by either party in the Circuit Court of Jefferson County, Alabama or, if federal jurisdictional requirements be met, in the United States District Court for the Northern District of Alabama. Each party hereby waives any present or future objection to such venue and irrevocably consents and submits to the exclusive jurisdiction in personam of such courts. TO THE EXTENT THAT ANY DISPUTE ARISES UNDER THIS AGREEMENT, THE PARTIES HEREBY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

8. Other than the number of Shares set forth in the recitals above, the undersigned represents and warrants to ANB that the undersigned is not the beneficial owner of any shares of

PBF Common Stock as of the date hereof. If the undersigned becomes the beneficial owner of any additional shares of PBF Common Stock subsequent to the date of this Agreement, (i) the undersigned shall promptly notify ANB, (ii) the number of Shares set forth above shall automatically be adjusted to include such additional shares, and (iii) the undersigned agrees that ANB may unilaterally amend this Agreement to reflect the inclusion of such additional shares as part of the Shares.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the Undersigned,
signed in the presence of:

(signature)

(Please print or type name)	(Please print or type name)

ALABAMA NATIONAL BANCORPORATION

By:
Its:

Exhibit B

Form of Rule 145 Affiliate Agreement

                    , 2006

Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

Ladies and Gentlemen:

The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an “affiliate” of The PB Financial Services Corporation, a Georgia corporation (“PBF”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger dated as of                     , 2006 (the “Merger Agreement”), executed by PBF and Alabama National BanCorporation, a Delaware corporation (“ANB”), PBF will be merged with and into ANB (the “Merger”).

As a result of the Merger, the undersigned will receive shares of common stock, par value $1.00 per share, of ANB (such shares received by the undersigned as a result of the Merger are hereinafter referred to as the “ANB Securities”) in exchange for shares of common stock of PBF owned by the undersigned.

The undersigned represents, warrants and covenants to ANB that:

(a) The undersigned shall not make any sale, transfer or other disposition of the ANB Securities in violation of the Act or the Rules and Regulations.

(b) The undersigned has carefully read this agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of ANB Securities, to the extent the undersigned has considered necessary, with the undersigned’s counsel or counsel for PBF.

(c) The undersigned has been advised that the issuance of ANB Securities to the undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of PBF, the undersigned may be deemed to have been an affiliate of PBF and the distribution by the undersigned of the ANB Securities has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ANB Securities issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act (as hereafter amended, “Rule 145”), or (iii) ANB has received an opinion of counsel reasonably acceptable to ANB (or other evidence reasonably acceptable to ANB) that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

(d) The undersigned understands that ANB is under no obligation to register the sale, transfer or other disposition of the ANB Securities by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(e) The undersigned also understands that stop transfer instructions will be given to ANB’s transfer agent with respect to the ANB Securities and that there will be placed on the certificates for the ANB Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED                     , 2006, BETWEEN THE REGISTERED HOLDER HEREOF AND ALABAMA NATIONAL BANCORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ALABAMA NATIONAL BANCORPORATION.”

(f) The undersigned also understands that unless the transfer by the undersigned of the undersigned’s ANB Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, ANB reserves the right to put the following legend on the certificates issued to the undersigned’s transferee:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

(g) It is understood and agreed that at the request of the undersigned the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend and the related stop transfer instructions will be lifted forthwith, at such time as (i) the undersigned is not, and has not been for at least three months, an affiliate of ANB, and a period of at least two years (as determined in accordance with paragraph (d) of Rule 144 under the Act) has elapsed since the date of consummation of the Merger or (ii) ANB shall have received an opinion of counsel or other evidence, in each case reasonably acceptable to ANB, that such legend and stop transfer instructions are not required for purposes of the Act.

Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an “affiliate” of PBF as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

Very truly yours,

[signature]

[typed or printed name]

Agreed and Accepted this day of , 2006 by

ALABAMA NATIONAL BANCORPORATION

By:
Name:
Title:

Exhibit C

Form of Opinion of Powell Goldstein LLP

[Letterhead of Powell Goldstein LLP]

[Date]

Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

Attn: Chairman

Re:	Merger of The PB Financial Services Corporation with and into Alabama National BanCorporation

Gentlemen:

We have acted as counsel to The PB Financial Services Corporation (“PBF”), a Georgia corporation, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May     , 2006 (the “Merger Agreement”), between Alabama National BanCorporation (“ANB”) and PBF. We render this opinion pursuant to Section 9.2(d) of the Merger Agreement. Capitalized terms not otherwise defined in this letter have the definitions set forth in the Merger Agreement.

[Mutually agreeable assumptions and qualifications to be inserted.]

Based upon and subject to the foregoing, we are of the opinion that:

1. PBF is a corporation organized under the laws of the State of Georgia, its status is active and it has the corporate power to carry on the business in which it is engaged, as described in the proxy statement used to solicit the approval by the PBF stockholders of the transactions provided for in the Merger Agreement, and to own the properties owned by it. PBF Bank is a state banking corporation organized under the laws of the State of Georgia, its status is active and it has the corporate power to carry on the business in which it is engaged, as described in the proxy statement used to solicit the approval by the PBF stockholders of the transactions provided for in the Merger Agreement, and to own the properties owned by it.

2. The execution and delivery of the Merger Agreement by PBF, and PBF’s compliance with its terms, do not and will not violate any provision of the Articles of Incorporation or Bylaws of PBF. To our knowledge but without any independent investigation, the execution and delivery of the Merger Agreement, and compliance with its terms, do not and will not result in any breach of or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which any PBF Company is a party or by which any PBF Company is bound.

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3. In accordance with applicable Law and the Bylaws of PBF and pursuant to resolutions duly adopted by its Board of Directors and stockholders, the Merger Agreement has been duly approved by the Board of Directors of PBF by unanimous vote and by the holders of at least a majority of the outstanding shares of PBF at the Stockholders’ Meeting.

4. The Merger Agreement has been duly and validly executed and delivered by PBF. Assuming valid authorization, execution and delivery by ANB, the Merger Agreement constitutes the binding agreement of PBF, enforceable against PBF.

5. The authorized capital stock of PBF consists of 10,000,000 shares of PBF Common Stock, of which [1,766,517] shares are issued and outstanding. The shares of PBF Common Stock that are issued and outstanding were to our knowledge not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under Georgia law. There are currently outstanding options with the right to purchase a total of [76,153] shares of PBF Common Stock. To our knowledge, except as set forth in Section 5.3(a) of the Agreement, without independent investigation, there are no other options, subscriptions, warrants, calls, rights or commitments obligating PBF to issue any equity securities or to acquire any of its equity securities.

6. The authorized capital stock of PBF Bank consists of [                    ] shares of common stock, par value $[            ] per share, of which [                    ] shares are issued and outstanding. All of the outstanding shares of capital stock of PBF Bank are owned beneficially and of record by PBF. The shares of common stock that are issued and outstanding were to our knowledge not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under Georgia law. To our knowledge, without independent investigation, there are no other options, subscriptions, warrants, calls, rights or commitments obligating PBF Bank to issue any equity securities or to acquire any of its equity securities.

7. To our knowledge, other than as disclosed in the Merger Agreement, there is no Litigation instituted, pending, or threatened against any PBF Company or against any of their respective directors or officers, nor, to our knowledge, are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending, or threatened against any PBF Company.

C-2

Exhibit D

Form of Opinion of Maynard, Cooper & Gale, P.C.

[Letterhead of Maynard, Cooper & Gale, P.C.]

[Date]

The PB Financial Services Corporation

9570 Medlock Bridge Road

Duluth, Georgia 30097

Attn: Chairman

Re:	Merger of The PB Financial Services Corporation with and into Alabama National BanCorporation

Gentlemen:

We are counsel to Alabama National BanCorporation (“ANB”), a corporation organized and existing under the laws of the State of Delaware, and have represented ANB in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of                     , 2006 (the “Agreement”), between The PB Financial Services Corporation (“PBF”) and ANB. This opinion is delivered pursuant to Section 9.3(d) of the Agreement. Capitalized terms used in this opinion shall have the meanings set forth in the Agreement.

[Mutually agreeable assumptions and qualifications to be inserted.]

Based upon and subject to the foregoing, we are of the opinion that:

1. ANB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, as described in the proxy statement used to solicit the approval by the PBF stockholders of the transactions provided for the Agreement, and to own the properties owned by it.

2. The execution and delivery of the Agreement by ANB, and ANB’s compliance with its terms, do not and will not violate or contravene any provision of the Restated Certificate of Incorporation or Amended and Restated Bylaws of ANB. To the best of our knowledge, the execution and delivery of the Agreement, and compliance with its terms, do not and will not result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which any ANB Company is a party or by which any ANB Company is bound.

D-1

3. In accordance with the Amended and Restated Bylaws of ANB and pursuant to resolutions duly adopted by its Board of Directors, the Agreement has been duly adopted and approved by the Board of Directors of ANB.

4. The Agreement has been duly and validly executed and delivered by ANB. Assuming valid authorization, execution and delivery by PBF, the Agreement constitutes the valid and binding agreement of ANB, enforceable against ANB.

5. The authorized capital stock of ANB consists of 50,000,000 shares of ANB Common Stock, of which [                    ] shares were issued and outstanding as of [                    ], and 100,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding. The shares of ANB Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders. The shares of ANB Common Stock to be issued to the stockholders of PBF as contemplated by the Agreement are duly authorized, and when properly issued and delivered following consummation of the Merger will be validly issued, fully paid and nonassessable.

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